AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON _____________

                                                      REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                              UTG COMMUNICATIONS INTERNATIONAL, INC.
                 (Name of Small Business Issuer in Its Charter)



           DELAWARE                          4813                  13-3895294
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
Incorporation or Organization)                                        No.)


                           --------------------------

                               Limmattalstrasse 10
                          Geroldswill, Switzerland 8954
                                011-41-1-749-3103

(Address and Telephone Number of Principal Executive Offices and Principal Place
                                  of Business)
                           --------------------------

                            Andrea I. Weinstein, Esq.
                          Schonfeld & Weinstein, L.L.P.
                           63 Wall Street, Suite 1801
                            New York, New York 10005
                                 (212) 344-1600
            (Name, Address and Telephone Number of Agent for Service)
                           --------------------------

       COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENT TO
                    THE AGENT FOR SERVICE, SHOULD BE SENT TO:
                            Andrea I. Weinstein, Esq.
                          Schonfeld & Weinstein, L.L.P.
                           63 Wall Street, Suite 1801
                            New York, New York 10005
                                 (212) 344-1600

                           --------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.
                           --------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

                         CALCULATION OF REGISTRATION FEE



                                             PROPOSED           PROPOSED    MAXIMUM
TITLE OF EACH CLASS              AMOUNT      MAXIMUM            AGGREGATE   AMOUNT
OF SECURITIES TO BE              TO BE       OFFERING PRICE     OFFERING    OF REGISTRATION
REGISTERED                       REGISTERED  PER SECURITY (1)   PRICE (1)   FEE
--------------------------------------------------------------------------------------------
Common Stock held by
selling shareholders,
par value $.00001
per share                          3,844,291      $8.25         31,715,400  $7,928.85

Common Stock Purchase Warrants (2)   724,000      $8.25          5,973,000   1,493.25
Employees Stock Options (2)           48,000      $8.25            396,000      99.00
Total                              4,616,291                                 9,521.10

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.
(2)  Including the shares underlying such warrants and options.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

Cross Reference Sheet
Showing the Location In Prospectus of
Information Required by items of Form SB-2


 Part I        Information Required in Prospectus      Item No.

     1.        Front of Registration Statement         Front of Registration
               and Outside Front Cover of              Statement and outside
               Prospectus                              front cover of Prospectus

     2.        Inside Front and Outside Back           Inside Front Cover Page
               Cover Pages of Prospectus               of Prospectus and
                                                       Outside Front cover Page
                                                       of Prospectus


     3.        Summary Information and Risk           Prospectus Summary;
               Factors                                High Risks Factors

     4.        Use of Proceeds                        Use of Proceeds

     5.        Determination of Offering Price        Prospectus Summary-
                                                      Determination of
                                                      Offering Price; High
                                                      Risk Factors

     6.         Dilution                              Dilution

     7.         Selling Security Holders              Selling Security holders

     8.         Plan of Distribution                  Plan of
                                                      Distribution

     9.         Legal Proceedings                     Legal Proceedings

    10.         Directors, executive Officers,        Management
                Promoters and Control Persons

    11.         Security Ownership of Certain         Principal
                                                      Stockholders
                Beneficial Owners and Management

PROSPECTUS

                      UTG COMMUNICATIONS INTERNATIONAL, INC.

   3,844,291 SHARES OF COMMON STOCK HELD BY SELLING SHAREHOLDERS

     724,000 COMMON STOCK PURCHASE WARRANTS AND UNDERLYING COMMON STOCK

      48,000 EMPLOYEE STOCK OPTIONS AND UNDERLYING COMMON STOCK

     This prospectus relates to 3,844,291 shares of common stock, par value $.00001 per share, of UTG Communications International, Inc., a Delaware corporation which are being offered for sale by certain selling stockholders, as well as 48,000 employee stock options and 724,000 common stock purchase warrants, and the shares underlying such options and warrants all of which are being offered for sale by certain selling stockholders. UTG Communications International, Inc. may be referred to as "UTG," "we" or "us."

    UTG will not receive any of the proceeds from the sales of the securities by the selling stockholders. The securities may be offered from time to time by the selling stockholders through ordinary brokerage transactions in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

    The selling stockholders may be deemed to be "underwriters" as defined in the Securities Act of 1933. If any broker-dealers are used by the selling stockholders, any commissions paid to broker-dealers and, if broker-dealers purchase any securities as principals, any profits received by such broker-dealers on the resales of the securities may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions. All costs, expenses and fees in connection with the registration of the shares offered by the selling stockholders will be borne by UTG. Brokerage commissions, if any, attributable to the sale of the shares will be borne by the selling stockholders.

    The securities offered by this prospectus may be sold from time to time by the selling stockholders or by transferees, commencing on the date of this prospectus. No underwriting arrangements have been entered into by UTG or, to the UTG's knowledge, the selling stockholders. The distribution of the securities by the selling stockholders may be effected in one or more transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of the shares.

    Unless otherwise specifically provided, all currency amounts in this document are expressed in United States dollars and are preceded by "$".

    The securities offered hereby involve a high degree of risk. See "Risk Factors" beginning on page _____.

                             ---------------------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               The date of this Prospectus is _________________________










                               PROSPECTUS SUMMARY

    The following summary information is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus. An investment in the securities offered hereby involves a high degree of risk. Each prospective investor is urged to read this prospectus in its entirety. Unless otherwise indicated, all references to UTG includes UTG Communications International, Inc., a Delaware corporation, and its subsidiaries.
 .

                                  UTG

General


UTG Communications International, Inc. is a switch-based provider of voice, fax and data management telecommunication services in Switzerland, Belgium and the United Kingdom. UTG provides such services at prices which are generally below those of major telecom carriers. In addition, UTG has entered into agreements with various international telecom carriers for the exchange of traffic. Pursuant to these agreements, UTG resells telecom minutes at a profit. UTG provides local support, round-the-clock customer service and full network redundancy to its customers. Available services include system design and installation as well as digital compression, fax transmission compression, digital data services and wideband digital data services.

During the fiscal year ended March 31, 1999, UTG entered into a joint venture with 8 individual distributors for the purpose of establishing a distribution network for telecommunication cards in the United Kingdom. UTG and its 8 distribution partners formed StarPoint Card Sales Ltd., a company organized under the laws of the United Kingdom. StarPoint is located in London with UTG holding 51% of Starpoint's equity and UTG's partners holding the remaining 49%. In addition, during the fiscal year ended March 31, 1999, UTG formed StarGlobal Ltd., a wholly owned subsidiary organized under the laws of the United Kingdom, which is intended to operate UTG's wholesale and carrier-to-carrier business.

UTG's credit card-based phone services in Switzerland are fully operational. UTG's product is intended to enable a credit card holder to use the credit card as a post-paid phonecard. As a result, users of UTG's services benefit from discounts for international and national long distance telecommunications services compared to the rates being offered by Swisscom and other major telecom service providers in Switzerland. UTG has launched the product with a major retail chain in Switzerland and is also currently preparing the full scale launch of this product with other customers.

In order to be able to continue to provide its customers with state of the art communication services and to benefit from the opportunities created by the Internet, UTG has developed an Internet strategy. UTG has become an Internet service provider, taking advantage of the efficiencies created by its existing switches and its access to the Internet backbone. UTG offers these services and the related consulting and support services, to retail and other Internet service providers in Europe. UTG intends to continue its diversification, diversifying into e-commerce by operating Internet shopping platforms for its telecommunications services and other retail industries, including music, media and software distribution.

UTG deems an expansion into Internet-related services as a competitive necessity in the markets in which it currently operates. UTG believes that establishing an e-commerce business will provide an interesting supplement to its conventional telecommunications services and its newly developed Internet services offering UTG increased growth opportunities. The goal of UTG's strategy is to acquire the necessary technology to offer Internet-based telecommunications services, including Internet telephony.

UTG also intends to continue to expand its operations geographically through local subsidiaries and joint ventures in other European countries as business, market and regulatory conditions permit. UTG is currently exploring opportunities in Germany and France.

Both the competitive environment and the economic framework in which international telecom companies operate are changing at a rapid pace. As a result of the liberalization of telecom markets and technical improvements, UTG is able to utilize the infrastructure provided by international telecom carriers in connection with the services it offers. This allows UTG to offer its customers access to the largest meshed fiber optic networks in Europe, which includes more than 130 international points of presence. Points of presence may be referred to as POPs. In providing its services, UTG connects a customer's telephone installation to the nearest UTG-accessed POP by means of interconnection agreements with the incumbent and other carriers in Switzerland and Belgium or through dedicated lines. The customer's outgoing voice, fax and data transmissions are then transported directly to UTG's countries. The communications are then transferred directly from UTG's switches into the international networks. All of this is achieved with speech quality or connection speed comparable to that offered by UTG's competitors, and with the customer dialing the international destination directly, as it had done prior to becoming a customer. UTG is able to provide its services at prices attractive to its customers due to, among other things, volume discounts UTG has negotiated with carriers.

UTG's operations are, to a large extent, dependent on UTG's ability to obtain additional financing. There can be no assurance that UTG will obtain the financing necessary to support its plan of operation.


Services

         UTG offers voice, fax and data transmission services in customized packages designed to suit customers' needs. UTG's use of digital compression technology allows UTG to lease fewer lines and offer reduced calling tariffs. It is UTG's policy to provide all of its customers with high-quality service, local support, round-the-clock customer service and full network redundancy. Additionally, UTG's customers receive comprehensive billing packages. UTG's standard monthly statement includes a management summary report and a call detail report recording every long distance call. Optional reports include call summaries by account code, area or city code, international destination and time-of-day. This information is available to customers in the form of hard copy, magnetic tape or disk.

UTG also offers credit card-based telephone services and Internet services as an Internet service provider (including related consulting and support services), and intends to operate Internet shopping platforms for its telecommunications services and other industries, including music, media and software distribution, and ultimately to provide Internet-based telecommunications services, including Internet telephony.


Strategy

    UTG's objective is to build a broad and profitable European market presence and to further develop both its switch-based and facility -based infrastructure. UTG believes that it is well-positioned to take advantage of telecom deregulation in Switzerland and other countries in the EU. UTG has positioned itself between major full service high-priced telecom carriers and no-service cut-rate telecom minutes resellers. UTG believes that it will retain and add customers who wish to save on their telecom expenses and who demand a high level of service.

In addition, UTG intends to benefit from the opportunities offered by the Internet by taking advantage of the efficiencies created by its existing switches and UTG's access to the Internet backbone. UTG believes that the operation of Internet sales platforms would enhance its ability to sell its telecommunications services and permit UTG to supplement conventional telecommunications services and its newly developed Internet services with a business with high growth potential. Ultimately, it is UTG's goal to provide Internet-based communication services, including Internet telephony.


                                  The Offering



Securities Offered

 3,844,291 shares  of  common   stock  by  the   selling stockholders.

    48,000 employee stock options and the common stock underlying these options.

   724,000 common stock purchase warrants and the common stock underlying these warrants.


Shares Outstanding

5,328,216 shares of common stock outstanding before the offering.

Risk Factors

The shares offered hereby involve a high degree of risk.




                                 EXCHANGE RATES

Exchange Rates of the Swiss Franc ("CHF"). The high and low exchange rates (i.e., the highest and lowest rates at which the CHF closed), and the period end exchange rate of the United States dollar in exchange for the CHF for the period January 1, 2000 through December 31, 2000, as reported by the Federal Reserve System, Washington, D.C. were as follows:



                               January 1, 2000 TO
                                December 31, 2000

                                  -------------

High.............................   $   .648
Low..............................   $   .546
March 31, 2000...................   $   .601
June 30, 2000....................   $   .615
September 30, 2000...............   $   .578
December 31, 2000................   $   .617


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Certain statements in the prospectus summary and under the captions "Risk Factors," "Plan of Operation," "Business" and elsewhere in this Prospectus may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of UTG, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; industry capacity; industry trends; demographic changes; competition; material costs and availability; the loss of any significant customers; changes in business strategy or development plans; quality of management; availability, terms and deployment of capital; business abilities and judgment of personnel; availability of qualified personnel; changes in, or the failure comply with, government regulations; and other factors referenced in this Prospectus.




                                  RISK FACTORS

    Prospective purchasers of the common stock should consider carefully the following risk factors before purchasing the Shares offered hereby.



1.       UTG may need additional capital.

         UTG needs to continue to enhance and expand its operations in order to maintain its competitive position, expand its service offerings and geographic markets and continue to meet the increasing demands for providing quality service at competitive prices. UTG may need to raise additional capital from public or private equity or debt sources in order to finance its anticipated growth including local service expansion and working capital needs. In addition, UTG may need to raise additional funds in order to take advantage of unanticipated opportunities, including more rapid international expansion or investments in, or strategic alliances with, companies that are complementary to UTG's current operations, or to develop new products or otherwise respond to unanticipated competitive pressures. If additional funds are raised through the issuance of equity securities, the percentage ownership of UTG's then current stockholders would be reduced. There can be no assurance that UTG will be able to raise such capital on satisfactory terms or at all.

         If UTG decides to raise additional funds through the incurrence of debt, UTG would likely become subject to restrictive financial covenants. In the event that UTG is unable to obtain such additional capital or is unable to obtain such additional capital on acceptable terms, UTG may be required to reduce the scope of its presently anticipated expansion, which could materially adversely affect UTG's business, results of operations and financial condition and its ability to compete.

2. UTG is dependent upon transmission facilities-based carriers and suppliers.

         UTG owns switches in Switzerland, Belgium and the United Kingdom. UTG purchases its telecommunications minutes from various suppliers pursuant to written contracts. The contracts may be terminated by either party. There can be no assurance that termination of any of UTG's current suppliers would not have a material adverse affect on UTG.

         UTG is vulnerable to changes in its lease arrangements, such as price increases and service cancellations. UTG's operations are highly dependent upon many carriers' leased transmission lines. UTG's ability to maintain and expand its business is dependent upon whether UTG continues to maintain favorable relationships with the transmission facilities-based carriers from which UTG leases transmission lines. Although UTG believes that its relationship with its carriers is generally satisfactory, the deterioration or termination of UTG's relationship with such carriers could have a material adverse effect upon UTG. Certain of the vendors from whom UTG leases transmission lines may be subject to tariff controls and other price constraints which in the future may be changed. Transmission lines of comparable quality to those purchased or leased by UTG may be obtained from several alternative suppliers. However, a failure by a supplier to deliver quality products on a timely basis, or the inability to develop alternative sources if and as required, could result in delays which could have a material adverse effect on UTG.

3. We may experience potential adverse effects as a result of governmental regulation.

         UTG is subject to the laws and regulations of each such country in which it operates. Compliance with such laws and regulations involves certain costs, and, while UTG will make every effort to comply with such laws and regulations, failure to comply could have a material adverse effect on UTG.

    Currently, since no calls by UTG customers originate in the United States, UTG does not believe that it is subject to any telecommunications laws or regulations in the United States. In the future, when and if UTG's services expand, it is possible that UTG may become subject to the telecommunications laws and regulations of the United States. If this were to occur, compliance with such laws would involve certain costs, and, while the Company would make every effort to comply with such laws and regulations, failure to comply could have a material adverse effect on UTG.

    Due to its ownership of a switch in the United Kingdom, the telecommunications services provided by UTG are indirectly affected by regulations introduced by the United Kingdom telecommunications regulatory authority, The Office of Telecommunications may be referred to as "Oftel". Since the break up of the United Kingdom telecommunications duopoly consisting of British Telecommunications PLC and Mercury Communications Ltd. in 1991, it has been the stated goal of Oftel to create a competitive marketplace. Oftel has imposed mandatory rate reductions on British Telecom in the past, which are expected to continue for the foreseeable future. Although UTG does not believe that any regulations introduced by Oftel will interfere with or substantially affect its business, there can be no assurance that future changes in regulation and government in the United Kingdom will not have a material adverse effect on UTG. Additionally, as a result of its ownership of a switch in Belgium, UTG is subject to regulations related to telecommunications companies in Belgium.

    In March 1992, the Swiss government, in a federal decree on telecommunications services, introduced a complete liberalization of the transmission of messages through leased lines. Pursuant to such decree, the Swiss Federal Council also authorized subscribers of leased lines to transmit voice messages as long as those messages are transmitted for their own purposes. UTG does not have to obtain a license from the Swiss government in order to provide its services, and also believes that is in compliance with all material Swiss laws and regulations. There can be no assurance that future changes in the telecommunications laws of Switzerland will not adversely effect UTG.

4.       We will face increasing domestic and international competition.

         The telecommunications industry is highly competitive and is significantly influenced by the marketing and pricing decisions of the larger industry participants. The industry has relatively insignificant barriers to entry, numerous entities competing for the same customers and a high rate of customer turnover, as customers frequently change long distance providers in response to the offering of lower rates or promotional incentives by competitors. UTG competes on the basis of price, customer service and its ability to provide a variety of telecommunications services. UTG expects competition on the basis of price and service offerings to increase.

    Many of our competitors are significantly larger, have substantially greater financial technical and marketing resources and larger networks than UTG, control transmission lines and have long-standing relationships with our target customers. These competitors include, among others, Swiss Telecom, Deutsche Telecom AG, AT&T, MCI Telecommunications Corporation, Sprint Corp., British Telecom and Mercury. As we continue to expand into other countries of the EU, there will be additional competition in each of those countries from telecommunications companies within each of those countries. Other United States carriers are also entering the EU market. Mergers, acquisitions and strategic alliances among competitors of UTG, could also increase competitive pressures upon UTG and have a material adverse effect on UTG.

         In addition to these competitive factors, recent and pending telecommunications deregulation in Switzerland and other EU markets may encourage new entrants. As UTG expands its geographic coverage, it will encounter increased competition. Moreover, we believe that competition in the EU markets is likely to increase and become more similar to competition in the United States markets over time as such EU markets continue to experience deregulatory influences.

5.    We face risks inherent with rapid growth and expansion.

         UTG plans to expand its service offerings in Switzerland, Belgium and the United Kingdom as well as to establish a presence in other EU markets that have high density telecommunications traffic. There can be no assurance that UTG will be able to add service or expand its markets at the rate presently planned by UTG or that the existing regulatory barriers will be reduced or eliminated. UTG's anticipated growth may place a significant strain on UTG's administrative, operational and financial resources and increase demands on its systems and controls.

         As UTG increases its service offerings and expands its targeted markets, there will be additional demands on our customer support, sales and marketing and administrative resources and network infrastructure. There can be no assurance that UTG's operating and financial control systems and infrastructure will be adequate to maintain and effectively monitor future growth. The failure to continue to upgrade the administrative, operating and financial control systems or the emergence of unexpected expansion difficulties could materially adversely affect UTG.

6.       UTG faces risks associated with international operations.

         Currently UTG operates in Switzerland, Belgium and the United Kingdom. UTG hopes to expand into other countries in the EU. There are certain risks inherent in conducting business on an international level,
     -- such as unexpected changes in regulatory requirements, tariffs, customs, duties and other trade barriers,
     --   difficulties in staffing and managing foreign operations,
     --   longer payment cycles,
     --   problems in collecting accounts receivable,
     --   political risks, fluctuations in currency exchange rates,
     -- foreign exchange controls which restrict or prohibit repatriation of funds,
     --   technology export and import restrictions or prohibitions,
     --   delays from customs brokers or government agencies,
     -- seasonal reductions in business activity during the summer months in Europe and certain other parts of the world and potentially adverse tax consequences resulting from operating in multiple jurisdictions with different tax laws, which could materially adversely impact the success of UTG's international operations. In many countries, we may need to enter into a joint venture or other strategic relationship with one or more third parties in order to successfully conduct our operations.

         Additionally, UTG's revenues and expenses are denominated in currencies other than United States dollars, and changes in exchange rates may have a great effect on the UTG's results of operations. UTG may engage in currency swaps or other similar hedging contracts to offset possible losses. There can be no assurance that such factors will not have a material adverse effect on UTG's future operations and, consequently, on UTG's business, results of operations and financial condition.

         In addition, there can be no assurance that laws or administrative practices relating to taxation, foreign exchange or other matters of countries within which UTG operates will not change. Any such change could have a material adverse effect on UTG. A component of UTG's strategy is its planned expansion into additional international markets. In many international markets, protective regulations and long-standing relationships between potential customers of UTG and their local providers may create barriers to entry. Pursuit of additional international growth opportunities may require significant investments for an extended period before returns, if any, on such investments are realized. In addition, there can be no assurance that UTG will be able to obtain the permits and operating licenses required for it to operate, to hire and train employees or to market, sell and deliver high quality services in these markets.


7. We plan to expand our international sales, which will subject us to additional business risks and may cause our profitability to decline due to increased costs.

         We intend to continue to pursue growth opportunities internationally. In many countries outside the United States, long-standing relationships between our potential customers and their providers and protective regulations, including local content requirements and type approvals, create barriers to entry. In addition, pursuit of such international growth opportunities may require significant investments for an extended period before returns on such investments, if any, are realized. For example, to execute our strategy to expand internationally we may incur additional costs to enter into strategic alliances focused on international sales and expanding our presence in high growth countries. International operations are subject to a number of other risks and potential costs, including:

-- the risks that because our new brand will not be locally recognized, we must spend significant amounts of time and money to build a brand identity without certainty that we will be successful;

--   unexpected changes in regulatory requirements;

--   inadequate protection of intellectual property in foreign countries;

--   adverse tax consequences;

-- dependence on developing relationships with qualified local distributors, dealers, value-added resellers and systems integrators; and

--   political and economic instability.

         We cannot assure you that we will be able to overcome these barriers, or that we will not incur significant costs in addressing these potential risks. Should the U.S. dollar strengthen against a local currency, the impact may hamper our ability to compete with other competitors, preventing us from increasing our revenue and profitability in international markets. Any of these factors could prevent us from increasing our revenue and profitability in international markets.

8.       We depend on effective information systems which may break down.

         To complete its billing, UTG records and processes massive amounts of data quickly and accurately. UTG believes that the successful implementation and integration of these information systems is important to its growth, its ability to monitor costs, to bill customers and to achieve operating efficiencies. There can be no assurance that UTG will not encounter delays or cost-overruns or suffer adverse consequences in implementing and upgrading these systems. In addition, as UTG's suppliers revise and upgrade their hardware, software and equipment technology, there can be no assurance that UTG will not encounter difficulties in integrating the new technology into UTG's business or that the new systems will be appropriate for UTG's business.

9. We may encounter risks associated with investments and strategic alliances.

         As part of its business strategy, UTG expects to seek to develop strategic alliances in the EU and to make investments in companies that are complementary to its current operations. Any such future strategic alliances or investments would be accompanied by the risks commonly encountered in strategic alliances with, or investments in, companies. Such risks include, among other things:
     -- the difficulty of assimilating the operations and personnel of the companies,
     --   the potential disruption of UTG's ongoing business,
     -- the inability of management to maximize the financial and strategic position of UTG by the successful incorporation of licensed or acquired technology and rights into UTG's service offerings,
     -- the maintenance of uniform standards, controls, procedures and policies and
     -- the impairment of relationships with employees and customers as a result of changes in management.

         There can be no assurance that UTG would be successful in overcoming these risks or any other problems encountered with such strategic alliances or investments. In addition, if UTG were to consummate one or more significant strategic alliances or investments in which the consideration consisted of stock, stockholders of UTG could suffer a significant dilution of their interests in UTG.

10. Technological changes may adversely affect competitiveness and financial results.

         The telecommunications industry is characterized by rapid and significant technological advancements and introductions of new products and services utilizing new technologies. There can be no assurance that UTG will maintain competitive services or that we will obtain appropriate new technologies on a timely basis or on satisfactory terms.

11. We are dependent on key personnel, the loss of whom could adversely effect UTG's operations.

Our success depends to a significant degree upon the continued contributions of our management team, including Ueli Ernst, Udo Caspers, Andreas Popovici, Klaus Brenner, Peter Holmes, Giles Rawlinson, Steve Bryant and Peter Boog, as well as and technical, marketing and sales personnel. While UTG has entered into employment agreements with Mr. Popovici, Mr. Ernst, Mr. Brenner, Mr. Caspers, and Mr. Holmes, UTG's employees may voluntarily terminate their employment with UTG at any time. Competition for qualified employees and personnel in the telecommunications industry is intense and, from time to time, there are a limited number of persons with knowledge of and experience in particular sectors of the telecommunications industry.

         UTG's success also will depend on our ability to attract and retain qualified management, marketing, technical and sales executives and personnel. The process of locating such personnel with the combination of skills and attributes required to carry out UTG's strategies is often lengthy. The loss of the services of key personnel or the inability to attract additional qualified personnel, could have a material adverse effect on UTG's results of operations, development efforts and ability to expand. There can be no assurance that we will be successful in attracting and retaining such executives and personnel.

12.      UTG is a holding company; we rely on our subsidiaries for dividends.

         UTG is a holding company, the principal assets of which are its current operating subsidiaries in Switzerland, Belgium and the United Kingdom. As UTG expands, it anticipates that it will operate through new subsidiaries located in other countries in the EU. UTG's operating subsidiaries may be subject to corporate law restrictions on their ability to pay dividends to UTG. There can be no assurance that UTG will be able to cause its operating subsidiaries to declare and pay dividends or make other payments to UTG when requested by UTG. The failure to pay any such dividends or make any such other payments could have a material adverse effect upon UTG.


13. Our stock price has been volatile and may continue to be so in the future.

         The market price of the common stock Of UTG has been volatile, ranging from $19 3/4 in on August 7, 2000 to 4 1/4 on March 8, 2000. Factors such as variations in UTG's revenue, earnings and cash flow, the difference between UTG's actual results and the results expected by investors and analysts and announcements of new service offerings, marketing plans or price reductions by UTG or its competitors could cause the market price of the common stock to fluctuate substantially. In addition, the stock markets recently have experienced significant price and volume fluctuations that particularly have affected telecommunications companies and resulted in changes in the market prices of the stocks of many companies that have not been directly related to the operating performance of those companies. Such market fluctuations may materially adversely affect the market price of the common stock.


14. We plan to expand our international sales, which will subject us to additional business risks and may cause our profitability to decline due to increased costs.

         We intend to continue to pursue growth opportunities internationally. In many countries outside the United States, long-standing relationships between our potential customers and their providers and protective regulations, including local content requirements and type approvals, create barriers to entry. In addition, pursuit of such international growth opportunities may require significant investments for an extended period before returns on such investments, if any, are realized. For example, to execute our strategy to expand internationally, we may incur additional costs to enter into strategic alliances focused on international sales and expanding our presence in high growth countries. International operations are subject to a number of other risks and potential costs, including:

-- the risks that because our new brand will not be locally recognized, we must spend significant amounts of time and money to build a brand identity without certainty that we will be successful;

--   unexpected changes in regulatory requirements;

--   inadequate protection of intellectual property in foreign countries;

--   adverse tax consequences;

-- dependence on developing relationships with qualified local distributors, dealers, value-added resellers and systems integrators; and

--   political and economic instability.

         We cannot assure you that we will be able to overcome these barriers, or that we will not incur significant costs in addressing these potential risks. Should the U.S. dollar strengthen against a local currency, the impact may hamper our ability to compete with other competitors, preventing us from increasing our revenue and profitability in international markets. Any of these factors could prevent us from increasing our revenue and profitability in international markets.

15. We may acquire other businesses or form joint ventures that could negatively affect our profitability and dilute existing shareowners.

         The pursuit of additional technology, services or distribution channels through acquisitions or joint ventures is an aspect of our business strategy. We may not identify or complete these transactions in a timely manner, on a cost effective basis or at all, and we may not realize the benefits of any acquisition or joint venture.

         There may also be risks of entering markets in which we have no or limited prior experience. In addition, if we were to make any acquisitions, we could:

--   issue equity securities that would dilute our shareowners;

--   incur debt which could involve restrictive covenants;

--   assume unknown or contingent liabilities; or

-- experience negative effects on our reported results of operations from acquisition-related charges and of amortization of acquired technology, goodwill and other intangibles.

16. We may not have financing for future strategic acquisitions and investments and any financing we do receive may increase our debt or dilute your ownership of our company.

         We may need to incur additional debt or issue equity in order to make any strategic acquisition or investment. We cannot assure you that such financing will be available to us on acceptable terms or at all. Our ability to make payments on and to refinance our indebtedness, including the commercial paper program we will assume and future indebtedness, and to fund working capital, capital expenditures and strategic acquisitions and investments will depend on our ability to generate cash in the future. Our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Furthermore, if we raise funds through the issuance of debt or equity securities, the securities issued may have rights and preferences and privileges senior to those of holders of our common stock, and the terms of the securities may impose restrictions on our operations or dilute your ownership of us.


                                 USE OF PROCEEDS

    UTG will not receive any proceeds from the sale of the shares by the selling stockholders.


                                 CAPITALIZATION

         The following table sets forth the capitalization of UTG at September 30, 2000. All information set forth below should be read in conjunction with the balance sheet of UTG and related notes that appear elsewhere in this prospectus.


Stockholders' Equity
Preferred stock - $.001 par value, authorized
     10,000,000 shares; none issued and outstanding............  $        --
Common Stock -- $0.00001 Par Value
   Authorized 60.000.000 shares;
   5.199.216 Issued and Outstanding............................  $         51
Additional paid-in capital.....................................  $ 18,202,146
Treasury Stock ................................................  $   (300,000)
Retained Deficit...............................................  $(10,472,379)
Net Income (loss)..............................................  $ (1,755,381)
Foreign Currency Translation Adjustment........................  $    278,057
Minority Interest..............................................  $          0
Legal reserve..................................................  $      1,664
                                                                 ------------
    Total Stockholders' Equity.................................  $  6,254,259
                                                                 ------------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

You should read the following discussion in conjunction with the combination financial statements and the notes thereto, and the unaudited proforma concluded financial statements and the notes thereto, included elsewhere in this information statement. This management's discussion and analyses of financial condition and results of operations contains forward looking statements. Please see "forward looking statements" for a discussion of uncertainties, risks and assumptions associated with these statements.

  UTG commenced operations in April 1996 and is a holding company for a number of operating subsidiaries organized at various times since February 1996. Through its operating subsidiaries, UTG is operating in Switzerland, Belgium and the United Kingdom.

From inception through September 30, 2000, UTG has received an aggregate of approximately $18,202,246 in equity capital. Since inception, UTG's operations have been focused on establishing and enhancing its switch-based European communications network and expanding its European customer base.

UTG's revenue is generated from long distance telecommunications services provided to retail corporate customers and wholesale customers and, through MusicLine, from the production, sale and distribution of music CD's to wholesale and retail customers in Europe.

With respect to UTG's telecommunications business, UTG's wholesale customers are comprised of international telecom carriers and national telecommunications companies. UTG's retail customers are medium-sized companies located in Switzerland, Belgium and the United Kingdom. In Switzerland, UTG has entered into an interconnection agreement with Swisscom, the national Swiss telecommunications carrier. UTG intends to enter into interconnection agreements with telecommunications carriers in the United Kingdom, Belgium and other European countries into which UTG may expand in the future. The interconnection with national telecommunication carriers, which became possible as a result of the deregulation of the European telecommunications markets in January 1998, enables UTG to offer both domestic and international telecommunications services to its customers and eliminates the need to route all outgoing calls through London. Management believes that entering into interconnection agreements with national telecommunications carriers will result in an increase in traffic volume for UTG and will allow UTG to reduce fixed overhead costs considerably.

UTG holds an International Simple Resale license in the United Kingdom and, during the fiscal year ended March 31, 1999, was granted an International Facility License by the United Kingdom. An international simple resale license may be referred to as an ISR license. An international facility license may be referred to as an IFL. The ISR license permits UTG to engage in the resale of international telecommunication services in the United Kingdom and the IFL license enables UTG to own facilities for international services such as circuits. By operating its own facilities, UTG can avoid the costs associated with leased line charges and, accordingly, reduce its operating expenses.


During the quarter ended September 30, 1999, UTG completed its development of a credit card based phone service for the Swiss market. UTG launched this product together with the Manor Group, a large department store chain in Switzerland on July 19, 1999. This product allows holders of credit cards issued by Manor to use the credit card as a post-paid phonecard and to benefit from discounts for international and national long distance telecommunication services.

In order to be able to continue to provide its customers with state of the art communication services and to benefit from the opportunities created by the Internet, UTG has developed an Internet strategy. UTG intends to become an Internet service provider to take advantage of the efficiencies created by its existing switches and its access to the Internet backbone. UTG intends to offer these services (and related consulting and support services), to retail and other Internet services providers in Europe. UTG also intends to diversify into e-commerce and to operate Internet shopping platforms for its telecommunications services and other retail industries, including music, media and software distribution.

UTG deems an expansion into Internet-related services, such as e-commerce, with its expected high growth potential, a competitive necessity in the markets in which it currently operates. UTG believes that establishing an e-commerce business would synergistically supplement its conventional telecommunications services and its newly developed Internet services.

UTG is currently exploring several appropriate opportunities in its core markets and in Germany as well as in other countries. UTG will carefully evaluate expansion of its operation into other European countries as and when business, market and regulatory conditions permit.

In the quarter ended September 30, 2000 UTG entered the mobile phone market with various products and will have additional points of sales in Belgium.

There can be no assurance that any of UTG's new activities commenced during the quarter ended September 30, 2000 or any of its efforts to expand its business in its core markets, any other countries or the Internet will result in successful commercial operations.

Subsidiaries

During the fiscal year ended March 31, 1999, UTG entered into a joint venture agreement with eight individual distributors for the purpose of establishing a distribution network for telecommunication cards in the United Kingdom. UTG and its eight distribution partners formed StarPoint Card Services Ltd., located in London with UTG holding 51% of StarPoint's equity and UTG's partners holding the remaining 49%. In addition, during the fiscal year ended March 31, 1999, UTG formed StarGlobal Ltd., a wholly-owned indirect subsidiary organized under the laws of the United Kingdom, with the intent to resume UTG's wholesale and carrier-to-carrier business. UTG believes that StarGlobal's new equipment can handle traffic worth USD 25 million per year with a gross margin of about 5 to 8% depending on the destination.

On November 15, 1999, UTG acquired a majority of the capital stock of MusicLine AG, a Swiss corporation, through the purchase of 51% of MusicLine's outstanding common stock, all of which was owned by Ueli Ernst, UTG's Chairman and Chief Executive Officer. Pursuant to a stock purchase agreement, dated as of August 9, 1999 between UTG and Mr. Ernst, in consideration for Mr. Ernst's holdings in MusicLine, UTG issued Mr. Ernst 1,750,000 shares of UTG's common stock, assigned to Mr. Ernst accounts receivables in the principal amount of approximately $790,000, and, agreed to issue Mr. Ernst an additional 350,000 shares of UTG's common stock if MusicLine's net profits reach at least $300,000 during the fiscal year ending March 31, 2000 or March 31, 2001. At a stockholders meeting held on October 22, 1999, UTG's stockholders, other than Mr. Ernst or persons affiliated or associated with him, approved such stock purchase agreement by an affirmative vote of more than two-thirds of the shares of common stock held by such stockholders. The closing of this transaction occurred on November 15, 1999.

MusicLine is a Swiss-based wholesale and retail music CD distribution and production company with a European client base. MusicLine has the rights to sell approximately 20,000 music titles in CD format as well as on the Internet. MusicLine produces about 4,000 different music compilations per year. UTG expects this acquisition to provide it with Internet opportunities, specifically in the business-to-business and business-to-consumer e-commerce sectors, although there can be no assurance in that respect.

In October 2000, Starfon, a subsidiary of UTG, entered into an agreement with FM Finance Market S.A., Mr. Massimo Scotti and Mr. Claudio Zambon. Both Mr. Scotti and Mr. Zambon are controlling shareholders of FM Finance Market S.A. Pursuant to this agreement, Starfon is to acquire 95% of the outstanding common stock of FM at a price to be determined. The stock shall be purchased on three separate dates: April 30, 2001; October 31, 2001; April 30, 2002. FM Finance Market S.A. is an international internet platform in four languages for e-commerce telecommunications and internet products in Switzerland.

As of the date of this prospectus, UTG has the following subsidiaries:

I. Starfon Telecom Services AG (formerly known as UTG Communications Holding AG and UTG Telecom AG) a Swiss holding company. UTG owns 100% of Starfon.

     A.   United Telecom GmbH, an inactive Swiss corporation, 100% owned by
          Starfon.

     B. Telelines International SA, a Panamanian holding company owned 100% by Starfon.

         i. Starpoint Card Services Ltd., a United Kingdom corporation owned 51% by Telelines. Starpoint sells phone cards and related services in the UK.

         ii. StarGlobal Ltd., a Jersey, Channel Islands corporation owned 100% by Telelines. StarGlobal sells telecommunication services in the United Kingdom.

     C. UTG Communications Belgium, N.V., a Belgium corporation owned 100% by Starfon, sells telecommunication services in Belgium.

II.  MusicLine AG, a Swiss holding company owned 51% by UTG.

     A. JM Sontel, a swiss corporation owned 100% by MusicLine, buys and sells music rights.

     B. SSC Selected Sound Carrier AG, a Swiss corporation owned 100% by MusicLine, produces compact discs.




Past offerings

In 1996, UTG filed a registration statement on Form SB-2. In such registration statement, UTG registered 3,156,000 shares of its common stock. All registered shares were for the accounts of selling shareholders.

On August 13, 1998, UTG issued two notes to Blacksea Investment Ltd. in the principal amounts of $200,000 and CHF250,000 (approximately $150,600), respectively. Both notes are due June 30, 2003. The $200,000 note accrues interest at a rate of 8% per annum, while the CHF 250,000 note accrues interest at an annual rate of 5%. Such notes were issued by UTG in lieu of a loan agreement, dated August 13, 1998, which provided for loans in the principal amounts of the notes. In addition, UTG issued to Blacksea Investment Ltd. 3,000 warrants to purchase shares of common stock of UTG at $30 per share, 3,000 warrants to purchase shares of common stock of UTG at $45 per share, 3,000 warrants to purchase shares of common stock of UTG at CHF50 (approximately $30) per share, and 3,000 warrants to purchase shares of common stock of UTG at CHF75 (approximately $45) per share. All of such warrants expire on June 30, 2001. To date, UTG has received no proceeds from such issuance.

On August 22, 1999, UTG issued an aggregate of 201,341 shares of common stock and 1,103,625 common stock purchase warrants exercisable at $15.00 per share until August 22, 2003 to stockholders of record on March 20, 1998. This issuance was made in connection with UTG's 13:1 reverse stock split effected on March 23, 1998. In connection with the reverse stock split, the Board of Directors of UTG authorized the issuance of one warrant for each share of UTG common stock held by each stockholder of record on March 20, 1998. In addition, the Board of Directors of UTG authorized the distribution to stockholders who continuously held shares of UTG common stock from March 20, 1998 through September 21, 1998 of a number of shares of UTG common stock equal to not more than 20% of the amount of shares of UTG common stock continuously held by stockholders during that time period to compensate such stockholders for a decrease in the market value of UTG's shares of common stock following the reverse stock split.


Effective September 30, 1997, UTG sold to a limited number of accredited or sophisticated investors 30,769 shares of common stock at a price of $6.50 per share and, for no additional consideration, warrants to purchase an additional 15,385 shares of common stock at a price of $7.80 per share. As of September 30, 2000, 11,538 warrants had been exercised, with UTG receiving $90,000 from the exercise of such warrants.

On March 23, 1998, UTG issued 250,000 shares of common stock (after 13:1 reverse stock split) at a purchase price of $2.00 per share to Medfield Investments, S.A., an accredited investor. These shares may be referred to as the "basic shares." In addition, for each basic share purchased, Medfield also received three warrants, each to purchase one share of common stock, which warrants will expire five years from the date of issuance and shall be exercisable at $2.00, $3.00 and $4.50 per share, respectively. Under the terms of the subscription agreement, as amended, UTG had the right, subject to certain conditions, to request Medfield to purchase an additional 500,000 basic shares of common stock upon the same terms and purchase price of the initial purchase. Thus, Medfield purchased a total of 750,000 basic shares and had the right to purchase a total of 2,250,000 additional shares (750,000 at $2.00; 750,000 at $3.00; 750,000 at
$4.50).

For the quarter ended March 30, 1998, Medfield purchased 284,231 basic shares at $2.00 for a total investment of $568,462.

For the fiscal year ended March 30, 1999, Medfield purchased an additional 4087,026 basic shares at $2.00 for a total of $816,052.

For the fiscal year ended March 30, 2000, Medfield purchased 57,743 basic shares for a total investment of 115,486.

Thus, all of the 750,000 basic shares were purchased by the end of fiscal year 2000.

For the fiscal year March 30, 2000, Medfield also exercised 329,366 warrants at $2.00 for an investment of $658,732.

For the quarter ended June 30, 2000, Medfield exercised the remaining 420,634 warrants at $2.00 for an investment of $841,268, and 135,477 warrants at $3.00 for an investment of $406,431.

In the quarter ended September 30, 2000, Medfield exercised the remaining 614,523 warrants at $3.00 for an investment of $1,843,569, and 169,143 warrants at $2.50 for an investment of $761,143.

In the quarter ending December 31, 2000, Medfield exercised 129,000 warrants at $4.50 for an investment of $580,000.

There are still 451,857 warrants exercisable at $4.50 for a total of $2,033,357.

In December 2000, UTG commenced an offering of up to $20,000,000 of convertible preferred stock. The convertible preferred stock bears interest at a rate to be determined per annum, and may be converted into common stock. No funds have yet been raised in this offering.

Financial Condition

UTG believes that its network has adequate switching capacity to serve projected volume of traffic through the year ending December 2002. UTG initially designed its network to take advantage of deregulation across Europe. It can perform distributive least cost routing by using its hub sites in European cities to direct traffic to carriers within a country, across the UTG network to another country for termination, or back to a switch in London for routing. The selected path is based on the least expensive route. This provides a large amount of flexibility to UTG, while ensuring the quality of the connections at the lowest cost. With this distributive architecture, the capacity of UTG's main switch is not expected to be a limiting factor with regard to expansion. The opening of the European telecommunications markets allows UTG to take full advantage of its network flexibility.

Musicline expects to purchase and/or lease up to $1,500,000 in various equipment including DVD production equipment. However, there can be no assurance as to when or if Musicline will be able to obtain such equipment financing.

Based upon UTG's plan of operation, UTG estimates that its existing financing resources together with funds generated from operations, will be sufficient to fund its current working capital requirements for the next 12 months. However, there can be no assurance in that regard.

At March 31, 2000, UTG had a working capital deficit of $4,144,974 and an accumulated deficit of $10,868,039, as compared to working capital and accumulated deficit of $1,380,693 and $7,222,639, respectively, at March 31, 1999.

At September 30, 2000, UTG's bank overdraft balance was $1,401,978 compared to March 31, 2000 CHF2,832,567 (approximately $1,696,148).


Accounts payable and accrued expenses amounted to approximately $7,347,767 at September 30, 2000 compared to $6,428,538 at March 31, 2000. This increase is the result of the increase in UTG's business volume and investments made during the fiscal year ended March 31, 2000.


Results of Operation

Six months ended September 30, 2000 compared to six months ended September 30, 1999.

During the six months ended September 30, 1999, UTG generally achieved expected gross margins in its business except from sales of UTG's wholesale products which have not met management's expectations.




                       Six Months Ended
                         September 30,
                  2000           1999                  Change
                  ----           ----                  ------
SALES         $ 11,601,821   $ 6,201,695            $5,400,126     187%
-----

During the six-month period ended September 30, 2000, UTG recorded net sales of $11,601,821 compared to $6,201,695 during the same period of the previous year. This increase in net sales is the result of increased revenue in Switzerland, Belgium and United Kingdom. Management expects an additional increase in UTG's net sales as a result of the increase in revenues from the new pre-paid and post-paid calling card services in Switzerland, and the addition of internet services and the operations of MusicLine.





                            Six Months Ended
                            September 30
                         2000          1999                 Change
                         ----          ----                 ------
GROSS PROFIT          $ 2,955,320   $ 1,386,800         $1,568,510      113.1%
------------

Gross profit for the six months ended September 30, 2000 increased to $2,955,320 (or 25.5% of UTG's sales) as compared to a gross profit of $1,386,800 (or
22.4% of UTG's sales) during the same period in 1999. The increase of UTG's gross profit resulted from the increase of UTG's net sales. The relative increase of UTG's gross profit is the result of the fact that a significant part of UTG's sales had a higher margin.

UTG's revenue has been generated primarily from long distance and international telecom services provided to retail corporate customers in Switzerland and Belgium and its wholesale customers, as well as its prepaid card distribution in the United Kingdom and the first sales of its pre-paid and post-paid calling card products in Switzerland. As UTG's retail and wholesale customer base grows and UTG's own prepaid and postpaid card services as well as Internet and e-commerce services are added to UTG's range of products and services, management believes its gross margin will increase in line with the increase in sales from these products and services.

                            Six Months Ended
                            September 30
                         2000          1999           Change
                         ----          ----           ------
COST OF SALES        $ 8,646,501   $ 4,814,895        $3,831,606        79.57%
-------------

Cost of sales was $8,646,501 for the six-month period ended September 30, 2000, as compared to $4,814,895, for the same period in 1999. Of such costs approximately 79% was attributable to carrier charges and the balance was attributable to costs for leased lines and related activities. Carrier charges and transport (leased lines) charges per unit are ultimately dependent on the Company's ability to generate high volumes of traffic. Management expects that the relative amount of cost of sales will decrease with the introduction of its new calling card services in Switzerland, Belgium and the United Kingdom.

                        Six Months Ended
                        September 30
                         2000           1999             Change
                         ----           ------           ------
SELLING AND
TECHNICAL EXPENSES     $147,143       $265,873         $(118,730)    (44.7%)
------------------

Selling and technical expenses were $147,143 for the six-month period ended September 30, 2000 compared to $265,873, respectively for the corresponding periods in 1999. The primary reasons for this decrease is the fact that UTG now employs certain persons who previously had performed technical and sales services as independent contractors to UTG. This shift resulted in a decrease in technical and sales-related expenses paid to third parties.



                               Six Months Ended
                                  September 30
                                2000          1999            Change
                                ----          ----            ------
GENERAL AND
ADMINISTRATIVE EXPENSES      $4,172,530    $2,496,089      $1,776,441     71.2%
-----------------------

General and administrative expenses were $4,467,954 for the six-month period ended September 30, 2000 compared $2,496,089, for the corresponding period in 1999. This increase is due to the increase in UTG's activities, in particular the addition of new employees, increased depreciation and amortization expenses related to newly acquired equipment and increased travel and other administrative expenses. However, the growth of UTG's sales during the six-month period ended September 30, 2000 exceeded the increase of general and administrative expenses by approximately 10% and 8% respectively.

                                 Six Months Ended
                                  September 30
                                2000          1999          Change
                                ----          ----          ------
Net Income/(Loss)            $(1,516,799)   $(272,762)   $(1,244,037)    (456%)

During the six-month period ended September 30, 2000 UTG's net sales and net loss were $11,601,821 and $(1,516,799), respectively, compared to $6,201,695 and $(272,762), respectively, for the same period in 1999. The increase in UTG's net loss during the six-month period ended September 30, 2000 is attributable to the higher operating expenses and depreciations. The relative low net loss for the quarter and the six months ended September 30,1999 is primarily attributable to the extraordinary gain achieved from the sale of Multicom.

Fiscal year ended March 31, 2000 compared to fiscal year ended March 31, 1999.


RESULTS OF OPERATIONS

                        Fiscal Year Ended
                        March 31

                        2000             1999                    Change
                        ----             ----                    ------
                        $15,566,213      5,400,256           10,165,957    188%

SALES

During the fiscal year ended March 31, 2000, UTG recorded net sales of $15,566,213, in comparison to $5,400,256 during the fiscal year ended March 31, 1999. The gross profit for the fiscal year ended March 31, 2000 increased to $2,670,633 (or 17.2% of UTG's net sales, as compared to the fiscal year ended March 31, 1999 when UTG had gross profits of $1,162,570 or 21.5% of UTG's net sales during that period, a decrease of 129.7%. The relative decrease in gross profits is due to the fact that UTG has generated a greater portion of its sales through the resale of calling cards, which has a lower margin than the retail and wholesale provision of telecommunications services. This increase in net sales is the result of increased revenue in Switzerland and Belgium, the addition of UTG's distribution business in the United Kingdom and the commencement of the sale of UTG's pre-and-post-paid calling card products in Switzerland. It also includes sales generated by MusicLine and its subsidiaries during the 2 quarters for the year ended March 31, 2000. Management of UTG expects an increase of its margin as a result of the planned introduction of UTGs own calling cards in Switzerland, Belgium and the United Kingdom.

UTG's revenue has been generated primarily from long distance telecom services provided to retail corporate customers in Switzerland and Belgium and wholesale customers and the resale of calling cards from other providers as well as from additional revenue from MusicLine. UTG's wholesale customers presently comprise international telecom carriers and national telecom companies. Management anticipates that the allocation between wholesale and retail customers will eventually shift in favor of retail customers consistent with UTG's goal of expanding its corporate retail customer base.


COST OF SALES

                         Fiscal Year Ended
                             March 31
                         2000              1999              Change
                         ----              ----              ------
                         $12,895,580       $4,237,686      $8,657,894   204.3%

Cost of sales was $12,895,580 for the fiscal year ended March 31, 2000, as compared to $4,237,686 for the fiscal year ended March 31, 1999 consisting of carrier charges, costs for leased lines and related activities and the acquisition costs and costs of sales of UTG's existing calling card resale business and the CD production and distribution of MusicLine. Carrier charges and transport (leased lines) charges per unit are ultimately dependent on UTG's ability to generate high volumes of traffic. This increase is the result of UTG's increase in net sales and in the relatively high cost calling card resale business. Management of UTG expects that the relative amount of cost of sales will decrease with the introduction of its own calling cards in Switzerland, Belgium and the United Kingdom.


SELLING AND TECHNICAL EXPENSES

                         Fiscal Year ended
                             March 31

                         2000              1999         Change
                         ----              ----         ------
                         $335,547         $728,273      ($392,726)    (45.29%)


Selling and technical expenses for the fiscal year ended March 31, 2000 were $335,547, compared to $728,273 for the previous fiscal year. This decrease is the result of all the installation done previously of various switches and servers to increase UTG's capacity to handle traffic and to implement UTG's interconnection arrangements with other carriers.


GENERAL AND ADMINISTRATIVE EXPENSES

                    Fiscal Year Ended
                        March 31

                    2000              1999             Change
                    ----              ----             ------
                    $5,573,279        2,928,855         2,644,424   90.28%

General and administrative expenses for the fiscal year ended March 31, 2000 were $5,573,279 compared to $2,928,855 for the fiscal year ended March 31, 1999. On the one hand, UTG had a larger bad debt expense and lower depreciation and amortization during the fiscal year ended March 31, 1999. On the other hand, UTG's salaries and employee benefits expenses as well as depreciation and amortization have increased significantly during the fiscal year ended March 31, 2000.

UTG realized a net loss of $3,645,400 in the fiscal year ended March 31, 2000 and a net loss for the fiscal year ended March 31, 1999 of $2,671,415.

The increase in UTG's net loss during the twelve month period ended March 31, 2000 is primarily attributable to the increased depreciation and amortisation and the sales of a former subsidiary and the addition of MusicLine.

As a result of the expected growth of UTG's telecommunications business, in particular its pre-paid and post-paid calling card business in Switzerland, the expected growth in Musicline's music CD distribution and production business, the planned introduction of Internet services and e-commerce business, and on-going reorganization of UTG's wholesale business, management expects a further increase in revenues during the fiscal year ending March 31, 2001 and a further reduction of UTG's relative operating loss, although no assurances can be given in this regard.

CAUTIONARY STATEMENTS

This report has been prepared by the management of UTG based on its knowledge and access to UTG's records to the extent such records have been kept at UTG's premises in Switzerland, the United Kingdom and Belgium, as well as records made available to management. Because UTG's new management was previously not actively involved in the management of UTG, it is not in a position to ascertain whether or not such records are complete or whether or not such records disclose all material facts required to be disclosed in this report. Accordingly, material facts with respect to the period covered by this report may exist which are not disclosed herein because of management's current lack of affirmative knowledge of such facts.


FORWARD-LOOKING STATEMENTS

Certain statements in this Report regarding UTG's estimates, present view of future circumstances or events and statements containing words such as "estimates," "anticipates," "intends" and "expects" or words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding UTG's ability to meet future working capital requirements and future cash requirements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of UTG, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of their dates. UTG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information future events or otherwise. Risk factors include, among others, delays in expanding UTG's network; need for additional financing; failure to receive or delays in receiving regulatory approval; general economic and business conditions; industry capacity; industry trends; demographic changes; competition; material costs and availability; the loss of any significant customers; changes in business strategy or development plans; quality of management; availability, terms and deployment of capital; business abilities and judgment of personnel; availability of qualified personnel; changes in, or the failure to comply with, government regulations including changes in industry regulations; and other factors referenced in this Report.


                                    BUSINESS

General

UTG commenced operations in April 1996 and is a holding company for a number of operating subsidiaries organized at various times since February 1996. Since inception, UTG's operations have been focused on establishing and enhancing its switch-based European communications network and expanding its European customer base.

Most of UTG's revenue is generated from long distance telecom services provided to retail corporate customers and wholesale customers. UTG's wholesale customers presently comprise international telecom carriers and national telecoms, and UTG's retail customers presently comprise medium-sized companies located in Switzerland, Belgium and the United Kingdom. UTG was granted an International Simple Resale license in the United Kingdom. The ISR license permits UTG to engage in the international resale of telecom services. During the fiscal year ended March 31, 1999, UTG received International Facility License from the United Kingdom Department of Trade and Industry. The IFL permits UTG to own international facilities such as circuits, thereby enabling UTG to gain a cost advantage by eliminating leased line charges.

While UTG's retail operations were initially limited to Switzerland, UTG has begun to expand its operations through subsidiaries and joint ventures into other European countries. In June 1997, UTG, through its wholly owned subsidiary, UTG Communications Belgium, N.V., consummated the purchase of Multicom NV, a long distance reseller headquartered in Antwerp, Belgium with a base of approximately 1,200 customers. The purchase price for Multicom NV was 11,101,043 Belgium Francs (approximately $317,000). UTG's goal is to continue to expand its operations into other European countries as and when business, market and regulatory conditions permit.

During the fiscal year ended March 31, 1998, in order to permit full business operations under Swiss law, UTG Communications Holding AG was renamed UTG Telecom AG. Effective May 26, 1998, for marketing reasons, UTG Telecom AG's name was again changed to Starfon Telecom Services AG.

Since the regulatory opening of the Swiss and European telecommunications markets on January 1, 1998, it is no longer necessary to route all outgoing calls via London. Applicable telecommunications regulations now permit interconnection with all European countries. This revision is expected to save UTG a considerable amount of fixed overhead costs, and management believes that this development is likely to facilitate economical self-sustaining operations for UTG within a shorter period of time than originally contemplated.

During the fiscal year ended March 31, 1999, UTG entered into a joint venture with 8 individual distributors for the purpose of establishing a distribution network for telecommunications cards in the United Kingdom. UTG and its 8 distribution partners formed StarPoint. StarPoint is located in London, with UTG, through Starfon, holding 51% of Starpoint's equity and UTG's partners holding the remaining 49%. In addition, during the fiscal year ended March 31, 1999, UTG formed StarGlobal Ltd., a wholly-owned, through Telelines, subsidiary organized under the laws of the United Kingdom, with the intent to resume UTG's wholesale and carrier-to-carrier business. StarGlobal believes its equipment can handle traffic worth USD 25 million per year, with a gross margin of about 5% to 8% depending on the destination.

In 1999, UTG, through Starfon, successfully tested its credit card-based phone services in Switzerland with a limited group of users. UTG's product is intended to enable a credit card holder to use the credit card as a post-paid phonecard. As a result, users of UTG's services benefit from discounts for international and national long distance telecommunications services compared to rates being offered by Swisscom and other major telecom service providers in Switzerland. UTG is has launch of this product together with a major retail chain in Switzerland which is currently marketing these phone cards.

In order to be able to continue to provide its customers with state of the art communication services and to benefit from the opportunities created by the Internet, UTG has developed an Internet strategy. UTG intends to become an Internet service provider to take advantage of the efficiencies created by its existing switches and its access to the Internet backbone. UTG intends to offer these services (and the related consulting and support services), to retail and other Internet service providers in Europe. UTG also intends to diversify into e-commerce and to operate Internet shopping platforms for its telecommunications services and other retail industries, including music, media and software distribution.

UTG deems an expansion into Internet-related services as a competitive necessity in the markets in which it currently operates. UTG believes that establishing an e-commerce business will provide an interesting supplement to its conventional telecommunications services and its newly developed Internet services with a business with high growth potential. The goal of UTG's strategy is to acquire the necessary know-how for the future provision of Internet-based telecommunications services, including Internet telephony.

UTG will carefully evaluate expansion of its operations into other European countries as and when business, market and regulatory conditions permit. There can be no assurance that UTG's efforts in any of the foregoing countries will result in successful commercial operations.

Organization

UTG was incorporated in the State of Delaware on April 17, 1996. UTG owns all of the equity of Starfon Telecom Services AG (previously UTG Communications Holding AG and UTG Telecom AG), a Swiss company with operations in Switzerland and wholly-owned subsidiaries in Switzerland and Belgium.

On April 2, 1997, Starfon founded UTG Communications Hungary, Kft., a company incorporated under the laws of Hungary, and on April 8, 1997, Starfon consummated the purchase of its 49% interest in Tibesta Ltd. for a purchase price of $10,551. On June 9, 1997, Metatel, a company wholly owned by Tribesta, founded UTG Communications France S.A. ("UTG France"), a 94% owned company with an office located in Paris. Metatel's initial investment in UTG France was 750,000 FRF or approximately $129,500 of which 49% was paid by UTG. On October 7, 1997, UTG transferred its interests in UTG Hungary and another subsidiary of UTG, UTG Poland which in management's opinion was immaterial to UTG's operations, to Mr. Fritz Wolff, a former Chief Executive Officer and director of UTG in connection with Mr. Wolff's resignation from his functions with UTG in return for the assumption of all liabilities of such companies by Mr. Wolff. As of September 30, 1997, the French companies had ceased their operations.

Effective as of December 1, 1997, and November 30, 1997, respectively, UTG sold its subsidiaries, UTG (Network) Ltd., a company organized under the laws of the United Kingdom, and UTG Communications (Europe) AG, a corporation incorporated under the laws of Switzerland, to Portmann Trading SA, a corporation incorporated under the laws of Panama with interests in the telecommunications and energy industries.

On July 28, 1998, UTG formed a new wholly-owned subsidiary, Telelines International SA, a company organized under the laws of Panama. Telelines is intended to be a sub-holding company for new subsidiaries of UTG.

On November 18, 1998, StarPoint was incorporated in the United Kingdom as a 51%-owned subsidiary of Telelines. The remaining 49% interest in Starpoint is owned by 8 distribution partners of UTG. StarPoint is distributing different telephone card products in United Kingdom to about 1000 customers. In exchange for their 49% interest in StarPoint, the 8 distributors contributed their existing businesses and customer bases to StarPoint and agreed to work exclusively for StarPoint for a minimum of 24 months. UTG has a three-year call option to acquire its partners' 49% interest in StarPoint for cash and/or UTG common stock. The exercise price is equal to the average of 8 times StarPoint's EBIT and sales during the three months preceding the exercise of the option.

UTG intends to distribute its own telephone cards and other card services currently under development through StarPoint. In addition, UTG plans to increase the estimated 3,500 of StarPoint's points of sales in the United Kingdom and to expand into other areas if attractive opportunities arise. UTG's management expects that StarPoint will have a positive impact on UTG's revenues and profit margin. UTG believes that as a result of StarPoint's strong buying power, StarPoint should benefit from an increased margin on the resales of the telephone card products previously sold by the 8 distributors.

On November 24, 1998, a 100%-owned subsidiary of Telelines, StarGlobal Ltd., was incorporated under the laws of Jersey, Channel Islands. It is intended that StarGlobal will operate as the wholesale and the carrier-to-carrier business in the United Kingdom and Europe and is intended to optimize the rate structure within the UTG group. It is further intended that StarGlobal will buy fiber-optic lines to destinations, especially in Europe and the United States. StarGlobal is currently able to handle traffic and create its own products worth approximately $25 million per year beginning in 2000 with a gross margin of about 5% to 8% depending on the products and the destinations.

Unless the context otherwise requires, all references herein to UTG shall include UTG and its subsidiaries. UTG's principal executive offices are located at Limmattalstrasse 10, 8954 Geroldswil, Switzerland, and its telephone number is 01141-1-749-3103.



Industry


Growth and change in the telecommunication industry have been fueled by a number of factors, including greater consumer demand, globalization of industry, increases in international business travel, privatization of incumbent telephone operators, and growth of computerized transmission of voice and data information. These trends have sharply increased the use of, and reliance upon, telecommunication services throughout the world. UTG believes that at the same time, businesses and residential customers have encountered higher prices with poorer quality and service which were, and in some cases still are, characteristic of many incumbent telephone operators. Demand for improved service has created opportunities for private industry to compete in the international telecommunication market. Increased competition, in turn, has spurred a broadening of products and services, and new technologies have contributed to improved quality and increased transmission capacity and speed.

Consumer demand and competitive initiatives have also acted as a catalyst for government deregulation, especially in developed countries. Deregulation began in the United States in 1984 with the divestiture of AT&T and the spin-off of the regional Bell operating companies. Equal access to customers followed thereafter for all United States carriers. In Europe, deregulation began in the United Kingdom with the privatization of British Telecommmunication, also in 1984. Deregulation spread to the rest of Europe with the adoption of the European Union Directive on Competition in the Markets for Telecommunication Services in 1990. A series of subsequent EU directives, reports and actions have resulted in substantial deregulation of the telecom industries in most EU countries. Other governments have begun to allow competition for value-added and selected other telecommunications services and features, including data and facsimile services. In February 1997, 69 countries, including the United States, Japan, Switzerland, South Africa and all of the member states of the EU, entered into the World Trade Organization Agreement with the goal of increasing competition among telecom providers in such markets beginning in 1998. In many countries, however, the rate of change and emergence of competition remains slow and the timing and extent of future deregulation is uncertain.

Long distance telecommunication carriers can be divided into two groups: transmission facilities-based companies and non-transmission facilities-based companies (resellers). Transmission facilities-based carriers, such as AT&T, British Telecom and Swisscom, the Swiss incumbent carrier, own their own long distance interexchange or transmission facilities and originate and terminate calls through local exchange systems. Profitability for transmission facilities-based carriers is dependent not only upon their ability to generate revenues but also upon their ability to manage complex networking and transmission costs. All of the first- and most of the second-tier long distance companies are transmission facilities-based carriers which generally offer service over broad geographic areas. Most transmission facilities-based carriers in the third tier of the market offer their service only in a limited geographic area. Some transmission facilities-based carriers contract with other transmission facilities-based carriers to provide transmission where they have geographic gaps in their facilities.

Resellers, such as UTG, carry their long distance traffic over transmission lines leased from transmission facilities-based carriers, originate and terminate calls through local exchange systems or "competitive access providers" and contract with transmission facilities-based carriers to provide transmission of long distance traffic either on a fixed rate lease basis or a call volume basis. Profitability for resellers is dependent largely on their ability to generate on a continuing basis revenue volume which is sufficient in size to permit them to negotiate attractive pricing with one or more transmission facilities-based carriers.

Switch-based telecommunication companies, such as UTG, own or lease one or more switches, which are computers that direct telecom traffic to form a transmission path between a caller and the recipient of a call. All transmission facilities-based carriers are switch-based, as are many resellers, including UTG. Switchless resellers depend on one or more transmission facilities-based carriers or switch-based resellers for transmission and switching facilities. UTG believes that owning its switches reduces its reliance on other carriers and enables it to efficiently route telecom traffic over the least-cost routes and to control costs and record data and customer information.

Services

UTG offers voice, fax and data transmission services in customized packages designed to suit customers' needs. UTG's use of digital compression technology allows UTG to lease fewer lines and offer reduced calling tariffs. It is UTG's policy to provide all of its customers with high-quality service, local support, round-the-clock customer service and full network redundancy. Additionally, UTG's customers receive comprehensive billing packages. UTG's standard monthly statement includes a management summary report and a call detail report recording every long distance call. Optional reports include call summaries by account code, area or city code, international destination and time-of-day. This information is available to customers in the form of hard copy, magnetic tape or disk.

UTG also offers credit card-based telephone services and Internet services as an Internet Service Provider (including related consulting and support services), and intends to operate Internet shopping platforms for its telecommunications services and other industries, including music, media and software distribution, and ultimately to provide Internet-based telecommunications services, including Internet telephony.

Business Strategy

UTG's objective is to build a broad and profitable European market presence and to further develop both its switch-based and facility -based infrastructure. UTG believes that it is well-positioned to take advantage of telecommunication deregulation in Switzerland and countries in the EU by positioning itself between major full service high-priced telecommunication carriers and no-service cut-rate telecom minutes resellers. UTG believes that it will retain and add customers who wish to save on their telecommunication expenses and who demand a high level of service.

UTG believes it enjoys certain competitive advantages over global telecommunication carriers and incumbent telephone operators: (1) UTG believes that its target customers make decisions primarily based on price, and UTG's prices are generally lower than those charged by global telecommunication companies and incumbent telephone operators; (2) the small and medium-sized business market has traditionally been ignored by the global telecommunication companies and incumbent telephone operators; (3) UTG believes it can continue to attract seasoned telecommunication managers who seek the advantages offered by smaller companies; and (4) UTG is able to move quickly into new markets with new telecom services, as compared to larger organizations which are slower to respond to changing market conditions.

In addition, UTG intends to benefit from the opportunities offered by the Internet by taking advantage of the efficiencies created by its existing switches and UTG's access to the Internet backbone. UTG believes that it is a competitive necessity to become an Internet Service Provider in the markets in which it operates. UTG also believes that the operation of Internet sales platforms will enhance its ability to sell its telecommunications services and permit UTG to supplement conventional telecommunications services and its newly developed Internet services with a business with high growth potential. Ultimately, it is UTG's goal to provide Internet-based communication services, including Internet telephony.


Sales and Marketing

UTG primarily targets customers with between $1,000 and $25,000 of monthly telephony usage. UTG believes that, in addition to being price sensitive, these customers tend to be focused on customer service and are more likely to rely on one or two carriers for their telecommunication needs. UTG strives to be more cost-effective and responsive to the needs of its customers than its major competitors. Since January 1998, UTG's customers in Switzerland have increased from approximately 110 to approximately 2000. In June 1997, UTG consummated the purchase, for approximately $317,000, of Multicom NV, a long distance reseller headquartered in Antwerp, Belgium with a base of approximately 400 small and medium-sized business customers. Since then UTG has increased the number of customers in Belgium to approximately 2500. In Germany, UTG continues to explore opportunities to offer voice and data telecommunication services, as well as telecommunication services for credit cards, debit cards and customer cards. There can be no assurance that UTG's efforts in Germany or any of UTG's other current or future plans and arrangements will be successful. UTG's goal is to continue to expand its operations into other European countries as and when business, market and regulatory conditions permit.

UTG's principal sales offices are located in Switzerland, the United Kingdom and Belgium. UTG markets its services through UTG's internal sales force, independent sales agents and strategic arrangements. UTG currently has a total of 20 internal sales personnel and approximately 110 independent sales agents. In 1999 UTG established a new call center in Switzerland which not only provides existing and potential Swiss customers with responses to service related inquiries, but is also engaged in telemarketing activities to generate leads for UTG's internal sales force and independent sales agents.

UTG has been marketing its credit card-based telephone services together through the Manor Group, a department store chain in Switzerland. In addition, UTG intends to operate Internet sales platforms and to market its telecommunications and other products and services through such platforms.

No customer currently accounts for more than 5% of UTG's total revenue.


Network


UTG's network consists of 4 switches located in Switzerland, 3 company-owned POPs located in Belgium, 2 switches located in United Kingdom; and leased access to major international telecommunication carriers' networks with over 100 POPs throughout Europe. UTG's switches route calls over networks owned by international telecom carriers with whom UTG has entered into volume discount contracts. UTG's switches include least-cost routing software designed to route calls in the most efficient available manner. Direct dial customers access UTG's network via direct access lines. Indirect dial customers access UTG's network via local incumbent telephone operators. In 1998, the interconnection with the incumbent carrier, Swisscom, and other carriers became fully operational in Switzerland. In Belgium, UTG is interconnected with the national networks of various carriers. UTG entered into an interconnection agreement with the incumbent carrier in the United Kingdom.

UTG generally utilizes network redundant, highly automated advanced telecommunication equipment in its network and has diverse alternate routes available in case of component or facility failure. Automatic traffic rerouting enables UTG to provide a high level of reliability for its customers. Computerized network monitoring equipment facilitates fast and accurate analysis and resolution of network problems. UTG provides customer service and support, 24-hour network monitoring, trouble reporting and response, service implementation, coordination, billing assistance and problem resolution. UTG controls all of its billing services through its switches.

Substantially all of the lines linking UTG's POPs to its switches are leased from various providers and carriers. UTG believes that its network has adequate switching capacity to serve UTG's present volume of traffic through the December 31, 2002.

Information Systems


UTG has invested substantial resources to implement sophisticated information systems, which UTG believes are integral to being competitive and to effectively managing its business. UTG plans to continue to invest substantial capital and resources to enhance its information systems. UTG's information systems enable it to provide high quality customer service and customized billing information, to track sales, to provide network security, to provide network trouble shooting, and to generate administrative and marketing reports.


Regulatory Matters

UTG's provision of telecommunications services is subject to extensive and rigorous government regulation by the European Union and the national regulatory authorities of Switzerland, Belgium, the United Kingdom and other countries in which UTG may operate in the future. Each country in which UTG conducts its business has a different regulatory scheme and requirements. UTG believes that it is in substantial compliance with applicable laws and regulations. To the extent that such laws and regulations are changed or new laws or regulations are adopted by the EU or any country in which UTG operates, UTG may be required to obtain additional licenses or renew, modify or replace existing licenses. UTG has been granted an International Simple Resale license in the United Kingdom. The ISR license permits UTG to engage in the international resale of telecom services. UTG has also received an International Facility License from the United Kingdom Department of Trade and Industry. The IFL permits UTG to own international facilities such as circuits, thereby enabling UTG to gain a cost advantage by eliminating leased-line charges.

In 1998 the Swiss telecommunications regulatory authority, Bacom, issued several licenses for various proprietary telephone numbers and codes, including an International Signaling Point Code, which allows UTG's switches to be recognized by switches worldwide.

Failure to comply with applicable regulatory requirements can result in, among other things, fines, suspensions of approvals, operating restrictions and criminal prosecutions. Furthermore, changes in existing regulations or adoption of new regulations could affect current regulatory approvals and affect the timing of, or prevent UTG from obtaining, future regulatory approvals. The effect of changes in governmental regulation may be to delay for a considerable period of time, or to prevent, the marketing and commercialization of products or services of UTG and/or to impose costly requirements on UTG. There can be no assurance that additional regulations will not be adopted or current regulations amended in such a manner as will materially adversely affect UTG.


Competition


The telecommunication industry is highly competitive and is significantly influenced by the marketing and pricing decisions of competitors. In each of its markets, UTG competes primarily on the basis of price, quality of service, and breadth of services offered. The telecommunication industry has relatively insignificant barriers to entry, numerous entities competing for the same customers and a high average churn rate, as customers frequently change long distance providers in response to offers of lower rates or promotional incentives from competitors. The industry has experienced and will continue to experience rapid regulatory and technological change. Many competitors in each of UTG's current and proposed markets are significantly larger than UTG, have substantially greater resources than UTG, control transmission lines and larger networks than UTG and may have long-standing relationships with UTG's target customers.

The success of a non-transmission facilities-based carrier, such as UTG, depends largely upon the amount of traffic that it can commit to the transmission facilities-based carrier and the resulting volume discount it can obtain. Subject to contract restrictions and customer brand loyalty, resellers like UTG may competitively bid their traffic among other national long distance carriers to gain improvement in the cost of service. The relationship between resellers and the larger transmission facilities-based carriers is twofold. First, a reseller is a customer of the services provided by the transmission facilities-based carriers, and that customer relationship is predicated primarily upon the pricing strategies of the first tier companies. The reseller and the transmission facilities-based carriers are also competitors. The reseller will attract customers to the extent that its pricing for customers is generally more favorable than the pricing offered the same size customers by larger transmission facilities-based carriers. Transmission facilities-based carriers have been aggressive in developing discount plans which have had the effect of reducing the rates they charge to customers whose business is sought by the reseller. Thus the business success of a reseller is significantly tied to the pricing policies established by the larger transmission facilities-based carriers.

Currently, UTG's main competitors in Switzerland are Swisscom, which controls almost all of the Swiss telecom market, Sunrise and Diax. In addition, there are a number of smaller companies providing telecom services in Switzerland. UTG's main competitors in Belgium are Belgacom, AT&T and Orange and in the United Kingdom, British Telecom, Mercury and AT&T. Additional competitors in the European market include Viatel, Esprit, MCI WorldCom, Sprint and Deutsche Telecom. There will be additional competition as UTG expands into other European countries.

In addition to these competitive factors, recent and pending telecommunication deregulation in Switzerland and the EU markets may encourage new entrants. As UTG expands its geographic coverage, it will encounter increased competition. Moreover, UTG believes that competition in Europe is likely to increase and become more similar to competition in the United States markets over time as the European markets continue to experience deregulatory influences. Prices in the long distance industry have declined from time to time in recent years and, as competition increases in Europe, prices are likely to continue to decrease. UTG's competitors may reduce rates or offer incentives to existing and potential customers of UTG. To maintain its competitive position, UTG believes that it must be able to reduce its prices in order to meet reductions in rates by others.

The market to provide Internet-related services is also highly competitive and, by virtue of its low barriers to entry, open to many entrants. UTG expects significant competitive pressures on ISPs in certain European markets, including Switzerland, because ISPs are no longer able to charge upfront access fees as telecommunications carriers have commenced to provide Internet access to their customers without monthly access charges. As a result, telecommunications carriers such as UTG with access to switches and the Internet backbone are expected to gain a competitive advantage over specialized ISPs which will depend on third-party telecommunications carriers to provide them with access to such facilities. Conversely, customers of telecommunication carriers will likely expect that a telecommunication carrier can provide them with Internet access at no monthly access charges and ultimately Internet based communication services, including Internet telephoning.

Investments and Strategic Alliances


As UTG expands its service offerings, geographic focus and its network, and enters into new lines of business, UTG anticipates that it will seek to make investments in or enter into strategic alliances with, companies providing services complementary to UTG's existing business. UTG's ability to effect strategic alliances and make investments will, to a large extent, be dependent upon its ability to obtain additional financing. In connection with investments or strategic alliances, UTG could incur substantial expenses, including the fees of financial advisors, attorneys and accountants, and any expenses associated with registering shares of UTG's capital stock, if such shares are issued. The financial impact of such investments or strategic alliances could have a material adverse effect on UTG's business, financial condition and results of operations and could cause substantial fluctuations in UTG's quarterly and yearly operating results.

Facilities

    UTG is subject to various environmental laws and regulations in the jurisdictions in which it operates, including those related to air emissions, wastewater discharges, the handling and disposal of solid and hazardous wastes and the remediation of contamination associated with the disposal of hazardous substances. UTG leases properties in Switzerland, Belgium and the United Kingdom and may have potential liability related to the remediation of past contamination at sites where UTG presently is operating, or in the past has operated, its business or related to the disposal of hazardous wastes to sites owned by third parties. UTG has not incurred any material expenses related to environmental matters. However, there can be no assurance that UTG may not incur such expenses in the future. Accordingly, although UTG believes that it is in substantial compliance with applicable environmental requirements, it is possible that UTG could become subject to environmental liabilities in the future that could result in an adverse effect on UTG's financial condition or results of operations.

Properties

UTG currently leases approximately 6,500 square feet in Zurich, Switzerland for approximately CHF 7,000 (approximately $4,800) per month. The lease expires on March 31, 2003. UTG's principal executive offices are located in Geroldswil, Switzerland. At this location, UTG leases approximately 2,000 square feet from a company where Mr. Ueli Ernst, UTG's Chairman and Chief Executive Officer is a member of the Board of Directors, for which UTG pays CHF 5,000 (approximately $3,250) per month. UTG considers such rent to be at arm's length. UTG leases approximately 5,000 square feet in Rotkreuz, Switzerland and pays CHF 4,535 (approximately $2,730),UTG leases approximately 1,400 square feet in Antwerp, Belgium at a monthly rental of approximately $814. This lease expired on February 20, 2000 but UTG has continued to rent this space on a month to month basis. Since January 1999, UTG has leased approximately 1,200 square feet in London, Great Britain for approximately $5,345 per month.


Employees

    As of September 30, 2000, UTG had 25 full-time employees in Switzerland, 19 full-time employees in the United Kingdom and 13 full-time employees in Belgium. UTG has never experienced a work stoppage and its employees are not represented by a labor union or covered by a collective bargaining agreement. UTG considers its employee relations to be satisfactory.


Legal Proceedings

    On or about April 24, 1997, litigation against UTG Holding AG (now Starfon) and other individual defendants was commenced in labor court in Paris, France by Mr. James Taylor. On May 25, 1998, the court rendered a judgment against UTG Holding AG in the amount of 488,187 French Francs (approximately $64,670) for breach of an alleged employment arrangement. UTG has filed an appeal against this judgment, which appeal is currently pending.

On January 5, 1998, UTG's former Chief Operating Officer, Keith Rhea, without authorization of UTG's Board of Directors, confessed a judgment against UTG in favor of UTG's former part-time Chief Financial Officer, Robert Finn, in the amount of $111,710. The alleged basis for this amount is outstanding compensation and termination fees for various alleged consulting arrangements between UTG, Mr. Finn and Telepath, Ltd, a company which UTG believes to be affiliated with Mr. Rhea. UTG believes that such judgment was fraudulently obtained, and that all or part of such claims are without merit. UTG is presently evaluating several strategies, including the commencement of legal proceedings against one or more of the persons involved in this matter.

On August 22, 1997, Discont-o-fon, a company which provided Multicom with bandwidth prior to UTG's acquisition of Multicom, filed a claim with the main court in Brussels, Belgium to collect BEF 8.409.393 (approximately $233.500) claimed to be owing for traffic services provided to Multicom. A settlement became effective on May 25, 1998 and an amount of BEF 4,935,000 ($129,510) has been paid by UTG during the first quarter of the fiscal year ending March 31, 1999 in full settlement of all outstanding matters.

On February 15, 2000 a former employee at Starfon Telecom Services AG filed a claim for payment of back salary which Starfon has held back as partial payment of a loan issued by Starfon to such employee. This could eventually cost UTG up to SFR 42,000 (approximately $25,300), the amount of the claim.


                                   MANAGEMENT


         The executive officers and directors of UTG are as follows:


NAME                     AGE                 POSITION
- --------------------   ---      ---------------------------------------------


Ueli Ernst               53       Chairman of the Board, Chief
                                  Executive Officer and Director

Klaus Brenner            45       Treasurer, Secretary and Director


Andreas Popovici (1)     46       Vice President of Starfon


Udo Caspers (1)          48       Chief Financial Officer, Finance
                                  and Controlling Manager of Starfon

Peter Holmes (1)         40       Managing Director of Starpoint
                                  Card Sales Ltd.

Giles Rawlinson (1)      33       Financial Controller of Starpoint Card
                                  Sales Ltd.

Steve Bryant (1)         37       Managing Director of StarGlobal Ltd.


Peter Boog (1)           43       Managing Director of Musicline AG and
                                  subsidiaries.



(1) Not executive officers but deemed "significant employees".


Ueli Ernst has served as a director and Chief Executive Officer of UTG since January 3, 1998. Mr. Ernst currently devotes approximately 90% of his business time to this position. The remaining time is devoted to various other business activities of Mr. Ernst, including his services as President of Interfinance Investment Company Ltd. He has 26 years of experience in international business development in various industries primarily in management consulting, financial advisory services and rendering advice to new growth business ventures. He was Chairman of Swissray International Inc, a reporting company which was then listed on the NASDAQ Small Cap Market, from May 1995 through March 1997. Mr. Ernst received his Masters of Business Administration degree in 1973 from the University of Zurich.

Klaus Brenner has served as a director, Treasurer and Secretary of UTG since January 3, 1998. Since 1996, Klaus Brenner has served as Chief Executive Officer of Brenner Industrieholz-Spaene GmbH, Brenner Internationale Holz- und Spaenehandels- gesellschaft and of Brenner Holding GmbH. From 1986 to 1996 Mr. Brenner served as the Chief Executive Officer of Brenner Bois Sprl., the Belgian subsidiary of Brenner Holding GmbH. These companies are engaged in the lumber business.


Andreas Popovici served as vice president (Director) of United Telegroup AG from March 1996 to December 1997 and has served as Vice President and technical director of Starfon and its subsidiaries since 1998. From October 1995 to March 1996, Mr. Popovici served as general manager of Callcom, a Swiss telecom service company. From 1991 through October 1995 Mr. Popovici served as vice president and director of the systems department at Swissphone, a Swiss telecom company.



Udo Caspers has served as CFO and Finance and Controlling Manager of Starfon and its subsidiaries since February 2000. He served as Finance and Controlling manager of Rotring AG a Swiss subsidiary of Newell Rubbermaid Inc. from 1999 to 2000. He was an Independent CPA and Tax consultant at Pro Ratio Treuhand Steuerberatungs- und Wirtschaftsprufungs-gesellschaft mbH from 1982 until 1999. He received a Master of Business Administration in Cologne and Frankfurt a/M.


Peter Holmes has served as Managing Director of Starpoint Card Sales Ltd in London since August 1998. From 1995 to 1998 he served as Manager and a consultant of America First Ltd, Call-Science Ltd and Megacom (an internet company). From 1985 to 1995 he worked for Motorindustry Henleys, a London Stock Exchange listed company. From 1981 to 1985, Mr. Holmes was involved in the Cellular industry, working for Vodafone centers and European Telecom, a cellphone distributor.


Giles Rawlinson has served as Financial Controller at Starpoint Card Sales Ltd since December 1999. From 1995 to 1999, he was the Financial Controller at Tempo Plc, Tie Rack Plc, and Senior Enginieering PLC and from 1990 to 1995, he worked at Ernst & Young as a Chartered Accountant. He received a degree of BSC/BA
(Hons) in Engineering & Business Studies at the Nottingham Trent University.


Steve Bryant has served as Managing Director of StarGlobal Ltd. since January 1998. From 1996 to 1998, he served as Manager of the Wholesale Dept. of UTG. He was a currency broker at Harlow Butler and Exco from 1986 to 1998. He received a degree of the Central London Polytecnics in Business Studies.


Peter Boog has served as Managing Director of Musicline AG since 1997. From 1992 to 1997, he served as Managing Director and Founder of SSC Selected Sound Carrier AG. From 1986 to 1992, he was Managing Director and Founder of B&H Versand AG. From 1980 to 1986 he was Manager and Founder of Phonomatik AG, ASTAN Music and Phonorecords AG. He has a business degree from a college in Schwyz, Switzerland.


Directors of UTG hold office until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

No family relationships exist among any of the directors or executive officers of UTG.

EXECUTIVE COMPENSATION

The following table sets forth the cash and other compensation awarded to, earned by or paid to David Schlecht, Fritz Wolff, Ronald Kuzon and Ueli Ernst who served as UTG's chief executive officer during the fiscal year ended March 31, 1998, 1999 and 2000 and each other highly compensated executive officers and all executive officers of subsidiaries who assist in making policy for UTG. In certain cases, dollar amounts are approximated based on foreign currency translations.

On July 1, 2000, UTG entered into an employment agreement with Ueli Ernst, President and Chief Executive Officer and Mr. Klaus Brenner, Secretary and Treasurer of UTG. Pursuant to this employment agreement, Mr. Ernst shall receive an annual salary of $120,000 and Mr. Brenner $24,000 and both will receive options to purchase common stock following expiration of each of the five years of employment in this agreement.









                           SUMMARY COMPENSATION TABLE





                             Annual Compensation                Long-Term Compensation         Awards      Payouts

Name and       Fiscal Year   Salary    Bonus   Other Annual     Restricted      Securities     LTIP     All Other
Principal      Ended March    ($)       ($)    Compensation    Stock Award(s)   Underlying    Payouts  Compensation
Position       31,2000                             ($)             ($)          Options/SARs    ($)        ($)
--------------------------------------------------------------------------------------------------------------------

Ueli Ernst,       2000         --       --          --              --               --          --         --
 Chairman of      1999         --       --          (2)             --               --          --         --
 the Board &      1998         --       --          --              (2)              (2)         --         --
 Chief
 Executive
 Officer (1)


Ronald Kuzon,     2000         --       --          --              --               --          --         --
Chairman          1999         --
 And Chief        1998     10,625       --          --         200,000(4)
 Executive
 Officer (3)


David Schlecht,   2000         --
President &       1999         --       --          --              --              --
 Chief            1998      5,000(6)
 Excecutive     (4)              (7)
 Officer (5)

Fritz K. Wolff,   2000         --       --          --
Executive Vice    1999    172,359(9)    --          --         100,000(10)          (11)
 President &      1998     29,580(9)
 Chief Operating
 Officer 8)

Keith Rhea,       2000         --
Chief Operating   1999    124,500(13)   --          --                              (14)
 Officer and      1998
 Director (12)

Robert Finn,      2000
Chief Financial   1999    182,228(16)
 Officer (15)     1998         --

Klaus Brenner     2000         --       --          --              --               --          --         --
Treasurer and     1999         --       --          --              --               --
Secreatary (1)    1998         --                   --
and director

Andreas Popovici  2000    115,000                   --              --
Vice President    1999    115,000                   --              --
Of Starfon        1998     86.750                   --              --


Udo Caspars
Chief Financial   2000      7,000(17)
officer
Finance and      1999          --
Controlling      1998          --
Manager of
Starfon


Peter Holmes     2000      67,200
Managing         1999      67,200
Director         1998          --
Of Starpoint


Steve Bryant     2000      57,600
Managing         1999      57,600
Director of      1998      57,600
StarGlobal


Peter Boog       2000      78,300
Managing         1999          --
Director of      1998          --
Musicline






(1) Mr. Ernst was appointed Chairman of the Board and Chief Executive Officer on January 3, 1998 and Mr. Brenner as Treasurer and Secretary on January 3, 1998. Neither Mr. Ernst nor Mr. Brenner has received any compensation for his services in this capacity during the fiscal years ended March 31, 2000, 1999 or 1998.

(2) Interfinance Investment Co. Ltd., a company controlled by Mr. Ernst earned $39,482.16 in commissions related to the sale of 658,036 shares of common stock and warrants to an investor during the fiscal years ended March 31, 1998 and March 31, 1999 and was issued an aggregate of 144,000 shares of common stock and 92,308 options to purchase common stock of the Company in connection with various financings. These options expired as of March 31, 1999. Mr. Ernst received 1,750 shares of UTG common stock in consideration for 51% of the outstanding shares of MusicLines, A.G. He also received certain accounts receivables of UTG and will receive an additional 350,000 shares if MusicLine achieves net profit of at least $300,000 by March 31, 2001.

(3) Mr. Kuzon served as UTG's Chief Executive Officer from October 1997 through January 3, 1998.

(4) Represents the deemed fair market value of 15,385 unregistered shares of common stock (as adjusted for the reverse stock split) on January 15, 1997, the date of grant.

(5) Mr. Schlecht resigned as President and Chief Executive Officer on June 25, 1997. Prior to that time, he had been devoting 50% of his time to the business of UTG in the indicated capacity. He resigned as a director on February 17, 1998.

(6) Does not include amounts paid as rent to a Company controlled by Mr. Schlecht.

(7) On March 10, 1997, Mr. Schlecht was granted options exercisable for 7,692 shares of common stock. Because of Mr. Schlecht's resignation from his position prior to the expiration of the vesting period for such options, such options have been forfeited.

(8) Mr. Wolff was UTG's Chief Executive Officer from June 28, 1997 through October 7, 1998. From January 15, 1997 through June 25, 1997, Mr. Wolff served as UTG's Executive Vice President and Chief Operating Officer. Prior thereto he served as a business development consultant to UTG.

(9) Reflects amounts paid to Birand Ltd., a company through which Mr. Wolff provided services to UTG.

(10) Represents the deemed fair market value of 7,692 unregistered shares of common stock on January 15, 1997, the date of grant.

(11) On March 10, 1997, Mr. Wolff was granted options exercisable for 23,077 shares of UTG common stock. Because of Mr. Wolff's resignation from his position, prior to the expiration of the vesting period for the first transaction of such options, such options have been forfeited.

(12) Mr. Rhea resigned from his positions with UTG on January 12, 1998.

(13) Includes amounts paid to Telepath Ltd., a company through which Mr. Rhea provided services to UTG.

(14) Pursuant to an employment agreement dated June 30, 1997 between UTG and Keith Rhea, Mr. Rhea was granted options for 15,385 shares, of which options for 3,847 shares of common stock would have vested prior to Mr. Rhea's resignation from his positions with UTG. In connection with his resignation, Mr. Rhea released UTG from its obligations under such agreement.

(15) Mr. Finn was appointed Chief Financial Officer of UTG on June 25, 1997. He served in that capacity on a part-time basis until December 7, 1997.

(16) This amount includes $111,710 which Mr. Finn alleges he and Telepath Ltd. are owed for consulting services performed by him. UTG disputes that such amount is owed. Such amount is included herein merely for disclosure purposes pending final determination of the dispute between UTG and Mr. Finn. The inclusion of such amount herein may not be construed as admission by UTG that all or part of such amount is in fact owed to Mr. Finn or Telepath Ltd.

(17) Mr. Caspers started to serve on February 21, 2000.


The following table sets forth all grants of options to purchase common stock to the executive officers named in the Summary Compensation Table for the fiscal year ended March 31, 2000.


                    OPTION/SAR GRANTS IN THE LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)



Name   Number Of Securities      Percent Of Total      Exercise Of Base Price       Expiration Date
(a)        Underlying          Options/SARs Granted           ($/Sh)                     (e)
       Options/SARs Granted       to Employees In                (d)
               (#)                  Fiscal Year
               (b)                      (c)


Ueli Ernst      --                    10,000                        5.                    --
Klaus Brenner   --                    10,000                        5.                    --
Ronald Kuzon    --
David Schlecht  --
Fritz K. Wolff  --
Keith Rhea      --
Robert Finn     --
Peter Holmes                          10,000                        5.                    --
Steve Bryant                           8,000                        5.                    --






               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTIONS/SAR VALUES





Name        Shares Acquired On   Value Realized    Number Of Unexercised         Value Of Unexercised
(a)             Exercise             ($)           Securities Underlying             In-The-Money
                  (#)                (c)              Options/SARs At               Options/SARs At
                  (b)                                    FY-End (#)                    FY-End ($)
                                                        Exercisable/                 Exercisable/
                                                       Unexercisable                Unexercisable

                                                           (d)                           (e)

Ueli Ernst        --                 --                 104,227                           5.-
Ronald Kuzon      --                 --                    --                             --
David Schlecht    --                 --                    --                             --
Fritz K. Wolff    --                 --                    --                             --
Keith Rhea        --                 --                    (1)                            --
Robert Finn       --                 --                    --                             --
Brenner Klaus     --                 --                  10,000                           5.-


COMPENSATION OF DIRECTORS

UTG reimburses directors for reasonable out-of-pocket expenses incurred in connection with attendance at board and committee meetings.


                             PRINCIPAL STOCKHOLDERS

    The following table sets forth information as to the number of shares of common stock beneficially owned as of the date of this Prospectus by (i) each beneficial owner of more than five percent of the outstanding common stock, (ii) each current executive officer and director and (iii) all current executive officers and directors of UTG as a group. All shares are owned both of record and beneficially unless otherwise indicated.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2000, certain information concerning beneficial ownership of UTG's common stock by (i) each beneficial owner of more than five percent of the outstanding common stock, (ii) each director of UTG, (iii) each executive officer named in the Summary Compensation Table under Item 10 above and (iv) all current executive officers and directors of UTG as a group.


NAME AND ADDRESS       NUMBER OF SHARES BENEFICIALLY OWNED     % OF COMMON STOCK
(1)


Ueli Ernst (2)
C/o UTG Communications
International Inc.                 2,173,129                        41.79%
Limmattalstr. 10,
8954 Geroldswil, Switzerland

Medfield Investments S.A. (2)        850,812                        16.36%
Sonnenbergweg 12
5698 Stetter, Switzerland

Klaus Brenner (3)                    257,576                         4.95%
C/o UTG Communications
International Inc.
Limmattalstr. 10
8954 Geroldwil, Switzerland

Interfinance Inv. Co. Ltd.(4)        223,129                         4.29%
Steinhaldenring 8
8954 Geroldswil, Switzerland

Andreas Popovici                      44,540                         0.86%
C/o UTG Communications
International Inc.
Limmattalstr 10
8954 Geroldswil

Steve Bryant                          46,152                         0.88%
C/o UTG Communications
International Inc.
Limmattalstr. 10
8954 Geroldswil

Peter Holmes                           2,700                         0.05%
C/o UTG Communications
International Inc.
Limmattalstr. 10
8954 Geroldswil


All Officers and
 Directors as a group
(5 persons)                        2,524,097                        48.54%


(1) Based on 5,199,216 shares of common stock issued and outstanding as of September 30, 2000.

(2) Includes 223,129 shares of common stock beneficially owned by Interfinance Inv. Co. Ltd., a company controlled by Mr. Ernst.

(3) Includes 115,385 shares of common stock owned by Prozal Investment Co., a company controlled by Mr. Brenner.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In June, 1997, UTG's wholly-owned subsidiary, UTG Communications Belgium N.V., acquired all of the equity of Multicom N.V., an Antwerp, Belgium based company which offers direct and indirect dial services to more than 250 corporate customers. The purchase price was 11,101,043 BEF (approximately $317,000), payable 50% on April 9, 1997, 25% on May 2, 1997 and 25% on June 2, 1997.
Payment of the purchase price was secured by the pledge by Interfinance of 100,000 shares of UTG's common stock owned by Interfinance.

Effective September 30, 1997, UTG sold to a limited number of accredited or sophisticated investors (including Andreas Popovici, Vice President of Starfon) 30,769 shares of common stock at a price of $6.50 per share and, for no additional consideration, warrants to purchase an additional 15,385 shares of common stock at a price of $7.80 per share. At September 30, 1997, $125,000 of the total $200,000 had been received by the company, and the remaining $75,000 was fully paid by October 6, 1997. Interfinance, an investment banking firm of which Ueli Ernst, President and CEO of UTG is President, acted as placement agent for these issuances. No underwriter's discount or fee was incurred by UTG in connection with these issuances. These issuances were exempt from the registration requirements of the Securities Act of 1933 by reason of the exemption provided by Section 4(2) thereunder.

On March 23, 1998, UTG issued to Medfield Investments, S.A. 250,000 shares of its common stock at a purchase price of $2.00. The shares may be referred to as the "basic shares." For each basic share purchased, Medfield received three warrants, each to purchase one share of common stock, which warrants will expire 5 years from date of issuance and are exercisable at $2.00, $3.00 and $4.50 per share, respectively. Under this subscription agreement, UTG had the right to request that Medfield purchase up to an additional 500,000 basic shares of common stock upon the same terms as the initial purchase. Thus, Medfield purchased a total of 750,000 basic shares and had the right to purchase a total of 2,250,000 additional shares (750,000 at $2.00; 750,000 at $3.00; 750,000 at
$4.50).

For the quarter ended March 30, 1998, Medfield purchased 284,231 basic shares at $2.00 for a total investment of $568,462.

For the fiscal year ended March 30, 1999, Medfield purchased an additional 4087,026 basic shares at $2.00 for a total of $816,052.

For the fiscal year ended March 30, 2000, Medfield purchased 57,743 basic shares for a total investment of 115,486.

Thus, all of the 750,000 basic shares were purchased by the end of fiscal year 2000.

For the fiscal year March 30, 2000, Medfield also exercised 329,366 warrants at $2.00 for an investment of $658,732.

For the quarter ended June 30, 2000, Medfield exercised the remaining 420,634 warrants at $2.00 for an investment of $841,268, and 135,477 warrants at $3.00 for an investment of $406,431.

In the quarter ended September 30, 2000, Medfield exercised the remaining 614,523 warrants at $3.00 for an investment of $1,843,569, and 169,143 warrants at $2.50 for an investment of $761,143.

In the quarter ending December 31, 2000, Medfield exercised 129,000 warrants at $4.50 for an investment of $580,000.

There are still 451,857 warrants exercisable at $4.50 for a total of $2,033,357.

In connection with these issuances, Interfinance acted as placement agent and received a placement fee of 3% of the gross proceeds to UTG. An aggregate amount of $132,972 has been paid to Interfinance with respect to such placement fee. These transactions were exempt from the registration requirements of the Securities Act of 1933 by reason of the exemption provided by Section 4(2) thereunder and on the basis of certain representations provided by Medfield including that it is an accredited investor. UTG believes that the terms of all transactions with Interfinance were as fair to UTG from a financial point of view as could have been obtained from an unaffiliated third party.

In connection with the arrangement of a loan in the amount of $371,250 to UTG by Blacksea Investment, an unrelated party to UTG and its affiliates, Interfinance received a commission in the amount of $18,562.50. UTG believes that such commission was as fair to UTG from a financial point of view as could have been obtained from an unaffiliated third party.

UTG leases its principal executive offices from a company where Mr. Ernst, UTG's Chairman and Chief Executive Officer is a member of the Board of Directors, for CHF 5,000 (approximately $3,250) per month. UTG considers such rent to be at arm's length.

In 1999, UTG, purchased the 51% interest in MusicLine owned by Ueli Ernst, President and Chief Executive Officer of UTG. As consideration for these shares, UTG paid Mr. Ernst the following consideration: 1,000 Swiss Francs representing the par value of Mr. Ernst's Musicline shares; 1,750,00 shares of UTG common stock and $790,000 in UTG receivables. If Musicline is profitable by $300,000 or more by March 2001, UTG shall issue Mr. Ernst an additional 350,000 shares of UTG common stock.

At the time of this transaction, an independent third party valued Mr. Ernst's shares in Musicline at $6,000,000. UTG common stock was trading at approximately $3.00 per share when the 1,750,000 shares were issued to Mr. Ernst. Mr. Ernst abstained from voting his shares when the UTG shareholders voted to approve the purchase of his 51% interest in Musicline.

On July 28, 1999, UTG formed Telelines International SA, a Panamanian corporation which is a holding company for two U.K. corporations. In March 2000, UTG transferred its entire holdings in Teleline to Starfon, another wholly owned subsidiary of UTG. UTG lent Starfon the funds for such purchase. This loan bears interest at 8% per annum.

On April 30, 1996, UTG entered into a subscription agreement with Interfinance Inv. Co. Ltd. for the purchase of 183,333 shares of common stock, and 2,566,667 shares on April 30, 1996. UTG issued a promissory note in the amount of $2,799,974 to Interfinance. On April 30, 1996, UTG entered into a security and pledge agreement and registration rights agreement with Ueli Ernst. Mr. Ernst is UTG's Chief Executive Officer, as well as president of Interfinance.


                 SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

    The selling stockholders have advised UTG that sales of the securities being registered may be effected from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the shares or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The selling stockholders may effect such transactions by selling the shares and/or option directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of securities for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The officers and directors of UTG have advised UTG that they have not entered into any agreement with respect to the sale of their securities.

    The selling stockholders and any broker-dealers that act in connection with the sale of the securities as principals may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities and/or as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the securities against certain liabilities, including liabilities arising under the Securities Act. UTG will not receive any proceeds from sales of the securities by the selling stockholders. Sales of the securities by the selling stockholders, or even the potential of such sales, would likely have an adverse effect on the market price of our common stock.


    The following table sets forth certain information with respect to the selling stockholders for whom UTG is registering securities for resale to the public. UTG will not receive any of the proceeds from the sale of these securities. There are no material relationships between any of the selling stockholders and UTG except as otherwise indicated. Beneficial ownership of these securities by each selling stockholder after the sale will depend on the number of securities sold by each selling stockholder. The securities offered by the selling stockholders are not being underwritten.


                                                                      BENEFICIAL
                                                                       OWNERSHIP
                                                                         AFTER
                                                                       OFFERING
                                   BENEFICIAL OWNERSHIP            IF MAXIMUM IS
                                     PRIOR TO OFFERING    MAXIMUM       SOLD
NAME OF                            -------------------  AMOUNT TO BE   ---------
SELLING STOCKHOLDER  (1)           AMOUNT     PERCENT      SOLD         AMOUNT
-----------------------------------------------------  -----------     ---------


BFG Banque Financiere de la Cite    55,000       1.43%     55,000       55,000
Rue des Moulins 1                   75,000       1.95%     75,000       75,000
CH1211 Geneve 11


Rudolf Boos                          2,000        .05%      2,000        2,000
Co Credit Suisse AG
Paradeplatz
CH-8001 Zuerich

Bafilco AG                           2,000        .05%      2,000        2,000
Co Zuercher Kantonalbank
Bahnhofstr. 9
CH-8010 Zuerich


Brown Brother Harriman               4,615        .12%      4,165        4,165
59 Wall Street
New York NY 10005

Jean Pierre Conrad                   2,308        .06%      2,308        2,308
Chateau Perigord II                 11,539        .30%     11,539       11,539
98000 Monte Carlo
Monaco

Credit Suisse AG                    65,717       1.71%     65,717       65,717
Paradeplatz
CH-8001 Zuerich
Max Buelmann                         1,000        .03%      1,000        1,000
C/o Zuercher Kantonalbank
Bahnhofstr. 9
CH-8010 Zuerich

Daniel Buff                          4,000        .10%      4,000        4,000
C/o UBS AG
Bahnhofstr. 45
CH-8021 Zuerich

Luigi Cescato                        1,000        .03%      1,000        1,000
C/O UBS AG
Bahnhofstr. 45
CH-8021 Zuerich

Brigitte Villinger                  58,000       1.51%     58,000       58,000
C/O Credit Suisse AG
Paradeplatz
CH-8001 Zuerich

Hansjorg Villinger                  11,750        .31%     11,750       11,570
C/O UBS AG
Paradeplatz
CH/8001 Zuerich

Dowel Management Corporation         1,539        .04%      1,539        1,539
C/o Guyerzeller Bank AG
Genferstr. 8
CH-8027 Zuerich


Roland Ehrensperger                  2,500        .07%      2,500        2,500
C/O UBS AG
Paradeplatz
CH-8001 Zuerich

Martha Erb                           2,000        .05%      2,000        2,000
C/O Credit Suisse AG
Paradeplatz
CH-8001 Zuerich

Verena Diggelmann                    1,000        .03%      1,000        1,000
C/O UBS AG
Paradeplatz
CH-8001 Zuerich

Silvia & Werner Eichenberger        10,000        .26%     10,000       10,000
C/O UBS AG
Paradeplatz
CH-8001 Zuerich

Ueli Ernst                       1,750,000      45.52%  1,750,000    1,750,000
Steinhaldenring 8
CH-8954 Geroldswil
Switzerland

Benno Ehrensperger                   2,500        .07%      2,500        2,500
C/O UBS AG
Bahnhofstr. 45
CH-8021 Zuerich

H.R. Ehrensperger                    5,000        .13%      5,000        5,000
C/O UBS AG
Bahnhofstr. 45
CH-8021 Zuerich

Franz G. Huber                      11,000        .29%     11,000       11,000
C/O Wegelin & Co.
Bohl 17
CH-9004 St. Gallen

Andre Gianotti                       2,000        .05%      2,000        2,000
C/O UBS AG
Bahnhofstr.;l 45
CH-8021 Zuerich

Rudolf Hugentobler                  10,000        .26%     10,000       10,000
C/O UBS AG
Bahnhofstr. 45
CH-8021 Zuerich

Interfinanance Inv. Co. Ltd.            46       0.00%         46           46
Steinhaldenring 8                    3,846        .10%      3,846        3,846
CH-8954 Geroldswil, Switzerland     42,230       1.10%     42,230       42,230

Irene Frei                             750        .02%        750          750
C/O UBS AG
Bahnhofstr. 45
CH-8021 Zuerich

Andreas Huber                        9,000        .23%      9,000        9,000
C/O Wegelin& Co.
Bohl 17
CH-9004 ST. Gallen

Robert Hanggi                        1,000        .03%      1,000        1,000
Credit Suisse AG
Paradeplatz
Ch-8001 Zuerich

Daniel Huber                         1,000        .03%      1,000        1,000
C/O UBS AG
Bahnhofstr. 45
CH-8021 Zuerich

Annemarie Gerber                       750        .02%        750          750
C/O UBS AG
Bahnhofstr. 45
Ch-8021 Zuerich

Hedy Horat                           1,000        .03%      1,000        1,000
C/O Zuercher Kantonalbank
Bahnhofstr. 9
CH-8010 Zuerich

Lorenz Huber                         1,000        .03%      1,000        1,000
UBS AG
Bahnhofstr. 45
CH-8021 Zuerich

Hans Jakob Jaeggli                   2,000        .05%      2,000        2,000
C/O UBS AG
Bahnhofstr. 45
Ch-8021 Zuerich

Peter Janett                         3,000        .08%      3,000        3,000
C/0 UBS AG
Bahnhofstr. 45
Ch-8021 Zuerich

Lothar Kausche                      20,000        .52%     20,000       20,000
C/O Credit Suisse AG
Paradeplatz
Ch-8001 Zuerich

Dieter Kuhn                          1,000        .03%      1,000        1,000
C/O Credit Suisse AG
Paradeplatz
CH-8001 Zuerich

Leacroft Ltd                        50,000       1.30%     50,000       50,000
Industriestr. 3                     30,770        .80%     30,000       30,000
CH-8952 Schlieren

Marilene Jucker                      1,000        .03%      1,000        1,000
C/O UBS AG
Bahnhofstr. 45
CH-8021 Zuerich

Sibylle Kausche                      5,000        .13%      5,000        5,000
C/O UBS AG
Paradeplatz
CH-8001 Zuerich

Willi Koblet                         1,000        .03%      1,000        1,000
C/O UBS AG
Bahnhofstr. 45
CH-8021 Zuerich

Beat Lehmann                         1,000        .03%      1,000        1,000
C/O Credit Suisse AG
Paradeplatz
Ch-8001 Zuerich

Medfield Investment SA             767,776      19.97%    767,776      767,776
Hongkong Shanghai Bank Bldg         83,036       2.16%     83,036       83,036
Panama City
Panama

A/C Medfield Investments SA
Banque de la Cite
1, Rue des Moulins
CH-1211 Geneve                      56,000       1.46%     56,000       56,000


Rene Muller                          7,500        .20%      7,500        7,500
C/O Credit Suisse AG
Paradeplatz
CH-8001 Zuerich

Prozal Investment SA                23,537        .61%     23,537       23,537
Im Buck 6
CH-8162 Steinmaur

A.B. Reich                           5,000        .13%      5,000        5,000
C/O UBS AG
Bahnhofstr. 45
CH-8021 Zuerich

Arthur Reich                        10,000        .26%     10,000       10,000
C/O UBS AG
Bahnhofstr. 45
Ch-8021 Zuerich

Arnold Mertens                      20,000        .52%     20,000       20,000
C/O UBS AG
Bahnhofstr. 45
Ch-8021 Zuerich

Marvin Reich                         2,000        .05%      2,000        2,000
C/O UBS AG
Bahnhofstr. 45
CH-8021 Zuerich

Alfons Ruede                         1,000        .03%      2,000        2,000
C/O UBS AG
Bahnhofstr. 45
CH-8021 Zuerich

Willy & Rosemarie Schurter           2,000        .05%      2,000        2,000
C/O UBS AG
Bahnhofstr. 45
CH-8021 Zuerich

Peter Sulzer                        70,000       1.82%     70,000       70,000
C/O BNP Paribas Suisse SA
Talstr. 41
CH-8022 Zuerich

Emmy Stehli-Greuter                 10,000        .26%     10,000       10,000
C/O UBS AG
Bahnhofstr. 45
Ch/8021 Zuerich

Swiss American Securitities Inc.    17,429        --       17,000       17,000
12E 49th Street
New York NY 10017

Hans-Peter Schlachter                  500        .01%        500          500
C/O Credit Suisse AG
Paradeplatz
CH-8001 Zuerich

Rolf A Staehli                       1,000        .03%      1,000        1,000
C/O UBS AG
Bahnhofstr. 45
CH-8021 Zuerich

Werner Rusterholz                    4,515        .12%      4,515        2,515
Postfach 2142
CH-8645 Jona


Werner Schuppisser                   2,000        .05%      2,000        2,000
C/O Credit Suisse AG
Paradeplatz
CH-8001 Zuerich

Willy P. Stetzer                     6,000        .16%      6,000        6,000
C/O Credit Suisse AG
Paradeplatz
CH-8001 Zuerich

Ursula Weidmann                      1,000        .03%      1,000        1,000
UBS AG
Bahnhofstr. 45
CH-8021 Zuerich

UBS AG                             385,835      10.04%    385,835      385,835
Bahnhofstr. 45
CH-8021 Zuerich

Hans-Rudolf Werner                   3,000        .08%      3,000        3,000
C/O UBS AG
Bahnhofstr. 45
CH-8021 Zuerich

Kitty Barandun                       7,500        .20%      7,500        7,500
C/O UBS AG
Bahnhofstr. 45
CH-8021 Zuerich

Paul Schreiber                       1,000        .03%      1,000        1,000
C/O UBS AG
Bahnhofstr. 45
CH-8021 Zuerich

Claridges Foundation                 5,000        .13%      5,000        5,000
C/O UBS AG
Bahnhofstr. 45
CH-8021 Zuerich

Ruth Wirz                           10,000        .26%     10,000       10,000
C/O UBS AG
Bahnhofstr. 45
CH-8021 Zuerich

Max Wild
C/O UBS AG
Bahnhofstr. 45
CH-8021 Zuerich                      1,000        .03%      1,000        1,000

Peter Fessler                        1,000        .03%      1,000        1,000
C/O UBS AG
Bahnhofstr. 45
CH-8021 Zuerich

Ruth Bosshard-Pfenninger             5,000        .13%      5,000        5,000
C/O UBS AG
Bahnhofstr. 45
CH-8021 Zurich

Gabriela Wirth                       1,000        .03%      1,000        1,000
C/O UBS AG
Bahnhofstr. 45
CH-8021 Zuerich

Marcel Klemm                         1,000        .03%      1,000        1,000
C/O UBS AG
Bahnhofstr. 45
CH-8021 Zuerich

Vereinigte Union Holding AG          7,693        .20%      7,693        7,693
Limmttalstr. 10                      1,539        .04%      1,539        1,539
CH-8954 Geroldswil

Emita Zimmermann                     1,000        .03%      1,000        1,000
C/O UBS AG,
Bahnhofstr. 45
CH-8021 Zuerich

A/C Andrea Villinger
UBS AG
Bahnhofstr. 45
CH-8021 Zurich                      10,000        .26%     10,000       10,000



A/C Arthur B. Reich
UBS AG
Bahnhofstr. 45
CH-8021 Zurich                       6,000        .16%      6,000        6,000

A/C Arnold Mertens
UBS AG
Bahnhofstr. 45
CH-8021 Zurich                      16,000        .42%     16,000       16,000


A/C F. Werren
UBS AG
Bahnhofstr.
CH-8021 Zurich                       1,500        .04%      1,500        1,500

A/C Trudy Zeller                     1,000        .03%      1,000        1,000
UBS AG
Bahnhofstr. 45
CH-8021 Zurich

A/C Martin Zeller
UBS AG
Bahnhofstr. 45
CH-8021 Zurich                       1,000        .03%      1,000        1,000


A/C WHM-Stiftung
UBS AG
Bahnhofstr. 45
CH-8021 Zurich                       1,000        .03%      1,000        1,000

A/C Roger Werren
UBS AG
Bahnhofstr. 45
CH-8021 Zurich                       1,500        .04%      1,500        1,500

A/C Patrick Stucky
UBS AG
Bahnhofstr. 45
CH-8021 Zurich                       1,000        .03%      1,000        1,000

A/C Emita Zimmermann
UBS AG
Bahnhofstr. 45
CH-8021 Zurich                       1,000        .03%      1,000        1,000

A/C Paul Schreiber
UBS AG
Bahnhofstr. 45
CH-8021 Zurich                       1,000        .03%      1,000        1,000

A/C Hans Muller
UBS AG
Bahnhofstr. 45
CH-8021 Zurich                       1,000        .03%      1,000        1,000

A/C Laura Schiffmann
UBS AG
Bahnhofstr. 45
CH-8021 Zurich                       1,000        .03%      1,000        1,000

A/C Irma Peterhans
UBS AG
Bahnhofstr. 45
CH-8021 Zurich                       1,000        .03%      1,000        1,000

A/C Peter Buhler
UBS AG
Bahnhofstr. 45
CH-8021 Zurich                       1,000        .03%      1,000        1,000


A/C Blockland-Stiftung
UBS AG
Bahnhofstr. 45
CH-8021 Zurich                       1,000        .03%      1,000        1,000

A/C Heidi Cabell
Credit Suisse AG
Paradeplatz
CH-8001 Zurich                       3,000        .08%      2,000        2,000

A/C Gisela Schiller
Credit Suisse AG
Paradeplatz
CH-8001 Zurich                       2,000        .05%      2,000        2,000

A/C E+M. Stucki
Credit Suisse AG
Paradeplatz
CH-8001 Zurich                       1,000        .03%      1,000        1,000

A/C H. Stahel
Credit Suisse AG
Paradeplatz
CH-8001 Zurich                       1,000        .03%      1,000        1,000


A/C A. Stahel
Credit Suisse AG
Paradeplatz
CH-8001 Zurich                       1,000        .03%      1,000        1,000

A/C T. Hess
Credit Suisse AG
Paradeplatz
CH-8001 Zurich                       1,000        .03%      1,000        1,000

A/C Guido Irion u/o Beatrix Irion
Credit Suisse AG
Paradeplatz
CH-8001 Zurich                       3,750        .10%      3,750        3,750

A/C L. Kausche
Credit Suisse AG
Paradeplatz
CH-8001 Zurich                       5,000        .13%      5,000        5,000


A/C Wolf-Dieter Walbroek
Credit Suisse AG
Paradeplatz
CH-8001 Zurich                       5,000        .13%      5,000        5,000

A/C Anita Buhler
Credit Suisse AG
Paradeplatz
CH-8001 Zurich                         500        .01%        500          500

A/C Irma Fluckiger
BANK LINTH AG
Zurcherstr. 8
CH-8730 Uznach                       3,750        .10%      3,750        3,750
                                  --------      -----      ------      -------


Total selling shareholders       3.844.291     100.00%  3,844,291
                                 =========

---------
(1) These shareholders purchased their shares from Medfield Investments, S.A.


Selling Option Holders



NAMES                    OPTIONS          EX.PRICE       DATE OF      DURATION
                                           ISSUED        ISSUANCE

EMPLOYEE STOCK OPTION

U. Ernst                   10,000           5.00         7/1/99      5 yr
Steve Bryant                8,000           5.00          7/1/99      5 yr
Peter Holmes               10,000           5.00          7/1/99      5 yr
Klaus Brenner              10,000           5.00          7/1/99      5 yr
Peter Holmes               10,000           5.00          7/1/00      5 yr


Common stock purchase warrants

Werner Eichenberger         1,000          15.00         7/17/00      3 yr
Lothar Kausche              1,000          15.00         7/17/00      3 yr
Rudolf Hugentobler          1,000          15.00         7/17/00      3 yr
Benno Ehrensperger          1,000          15.00         7/17/00      3 yr
Arthur Reich                1,000          15.00         7/17/00      3 yr
Peter Sulzer               35,000          40.00          7/1/00      3 yr
Peter Sulzer               35,000          30.00          7/1/00      3 yr
Werner Eichenberger        20,000          40.00          7/1/00      3 yr
Werner Eichenberger        20,000          30.00          7/1/00      3 yr
Gerry Amato                25,000           5.00          3/1/00      5 yr
S. Booke                   25,000           5.00          3/1/00      5 yr
Blacksea                   12,000          37.50          7/1/98      5 yr
Medfield Investments,
        S.A.              547,000          4.50         1/16/98      5 yr


                            DESCRIPTION OF SECURITIES

Authorized Stock

    The authorized capital stock of UTG consists of 60,000,000 shares of common stock, par value $.00001 per share and 10,000,000 shares of preferred stock, par value $.001 per share.

Common Stock

         Subject to the prior rights of the holders of any shares of any UTG preferred stock which may be authorized and issued in the future, the holders of our common stock are entitled to receive dividends from funds of UTG legally available when, as and if declared by the Board of Directors of UTG, and are entitled to share ratably in all of the assets of UTG available for distribution to holders of Common Stock upon the liquidation, dissolution or winding-up of the affairs of UTG. Holders of the common stock do not have any preemptive, subscription, redemption or conversion rights. Holders of the common stock are entitled to one vote per share on all matters which they are entitled to vote upon at meetings of stockholders or upon actions taken by written consent pursuant to Delaware corporate law. The holders of common stock do not have cumulative voting rights, which means that a plurality of such outstanding shares can elect all of the directors of UTG. All of the shares of the Common Stock currently issued and outstanding are fully-paid and nonassessable. No cash dividends have been paid to holders of the common stock since the inception of UTG, and no dividends are anticipated to be declared or paid in the reasonably foreseeable future. There is no established public trading market for the common stock as of the date of this prospectus.

Delaware Anti-Takeover Law

    UTG is governed by the provisions of Section 203 of the General Corporation law of the State of Delaware. In general, this law prohibits a public Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which such person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination is defined to include mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An interested stockholder is defined as a person who, together with affiliates and associates, owns (or, within the prior three years, did own) 15% or more of the corporation's voting stock.

Transfer Agent and Warrant Agent

    American Stock Transfer & Trust Company serves as the transfer agent and registrar for the UTG securities.

                         SHARES ELIGIBLE FOR FUTURE SALE

    As of the date of this prospectus, UTG has outstanding 5,328,216 shares of common stock, of which 1,483,925 are freely tradable without restriction or further registration under the Securities Act except for any shares purchased by any person who is or thereby becomes an affiliate of UTG, which shares will be subject to the resale limitations contained in Rule 144 promulgated under the Securities Act.


    The remaining 3,848,291 shares are being registered in this offering. Upon effectiveness of this offering, all outstanding common stock of UTG will be registered; there will be no restricted common stock.

                                     EXPERTS

    The consolidated financial statements of UTG for the fiscal year ended March 31, 2000, and the six months ended September 30, 2000 included herein and elsewhere in the Registration Statement have been audited by Merdinger, Fruchter, Rosen & Corso, P.C., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance thereon and upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

    UTG has filed with the Securities and Exchange Commission a registration statement on Form S-B2 under the Act, covering the shares offered by this Prospectus. For further information with respect to UTG and the shares offered hereby, reference is made to the registration statement and the exhibits filed as part of thereof, which may be examined at the Public Reference Section maintained by the Commission at its principal office in Washington, D.C. at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete. In each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement.


    Information can also be obtained at the commissions web site located at www.sec.goc.

    UTG has been voluntary reporting since 1996. On January 2001, UTG filed a Form 8-A to become a reporting company under the Securities Exchange Act of 1934. Its stock is traded under the symbol UTGC.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED MARCH 31, 2000 AND 1999





                                      INDEX
                                      -----


INDEPENDENT AUDITORS' REPORT                                                   1


CONSOLIDATED BALANCE SHEETS                                                2 - 3


CONSOLIDATED STATEMENTS OF OPERATIONS                                      4 - 5


CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS                                  6


CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY                                 7


CONSOLIDATED STATEMENTS OF CASH FLOWS                                      8 - 9


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                               10 - 30

                          INDEPENDENT AUDITORS' REPORT



TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
UTG COMMUNICATIONS INTERNATIONAL, INC.

We have audited the accompanying consolidated balance sheets of UTG COMMUNICATIONS INTERNATIONAL, INC. AND SUBSIDIARIES as of March 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, comprehensive loss and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of UTG COMMUNICATIONS INTERNATIONAL, INC. AND SUBSIDIARIES as of March 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 1(j) to the consolidated financial statements, UTG Communications International, Inc. and Subsidiaries changed its method of accounting for organization costs effective April 1, 1999.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 20 to the financial statements, the Company has suffered recurring losses from operations and its limited capital resources raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 20. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                        Certified Public Accountants

New York, New York
July 11, 2000



                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS



                                                                    MARCH 31,
                                                        ----------------------------
       ASSETS                                               2000             1999
                                                        ------------   -------------
CURRENT ASSETS
    Cash and Cash Equivalents                            $    29,580   $   402,925
    Restricted Cash                                             --         336,293
    Accounts Receivable, net of allowance for
     doubtful accounts of $526,390 and $372,314            2,825,312     1,167,227
    Inventory                                              1,269,166       606,140
    Other Receivables-                                       824,602
    Due from Related Parties                                 337,802          --
    Prepaid License Costs                                    649,724          --
    Prepaid Expenses and Other Current Assets                278,038       117,757
                                                         -----------   -----------

       Total Current Assets                                5,389,622     3,454,944

Property and Equipment, at cost, net of accumulated
 depreciation of $2,929,618 and $2,158,682                 1,505,181     2,579,646

Investments                                                   20,016          --

Organization Costs, at cost, net of accumulated
 amortization of $-0- and $36,160                               --         108,953

Goodwill, at cost, net of accumulated amortization
 of $238,582 and $45,925                                   6,379,160       205,753

Customer Lists, at cost, net of accumulated
 amortization of $517,000 and $291,534                       356,352       645,536

Product License Costs, net of accumulated amortization
 of $163,217                                                 535,191          --

Deferred Taxes                                                  --            --

Other Assets                                                  37,010       203,283
                                                         -----------   -----------

       TOTAL ASSETS                                      $14,222,532   $ 7,198,115
                                                         ===========   ===========




               The accompanying notes are an integral part of the
                       consolidated financial statements.



                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                   MARCH 31,
                                                        -------------------------------
                                                            2000               1999
                                                        ------------      -------------
       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Bank Overdrafts                                      $  1,696,148    $    663,925
    Accounts Payable and Accrued Expenses                   6,428,538       3,835,759
    Due to Related Parties                                    808,702          14,516
    Loans Payable                                             210,983          67,649
    Capital Lease Obligation, Current                         213,661         253,788
    Deferred Revenue                                          176,564            --
                                                         ------------    ------------

       Total Current Liabilities                            9,534,596       4,835,637

Loans Payable                                                 371,250         371,250

Capital Lease Obligation, Long-Term                           386,970         473,920
                                                         ------------    ------------

       TOTAL LIABILITIES                                   10,292,816       5,680,807
                                                         ------------    ------------

Commitments and Contingencies                                    --              --

STOCKHOLDERS' EQUITY
    Preferred stock - $.01 par value, authorized
     10,000,000 shares; none issued and outstanding              --              --

    Common Stock - $0.00001 par value, authorized
     60,000,000 shares; 3,848,299 and 1,711,190
     issued and outstanding                                        38              16

    Additional Paid-in Capital                             14,373,497       8,667,784

    Treasury Stock                                           (300,000)       (300,000)

    Accumulated Deficit                                   (10,868,039)     (7,222,639)

    Cumulative Foreign Currency Translation Adjustment        724,220         365,738

    Minority Interest                                            --             6,409
                                                         ------------    ------------

       Total Stockholders' Equity                           3,929,716       1,517,308
                                                         ------------    ------------

       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $ 14,222,532    $  7,198,115
                                                         ============    ============



               The accompanying notes are an integral part of the
                       consolidated financial statements.


                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                        For The Years Ended
                                                               MARCH 31,
                                                 ------------------------------
                                                       2000             1999
                                                  -------------    ------------

NET SALES                                          $ 15,566,213    $  5,400,256
COST OF SALES                                        12,895,580       4,237,686
                                                   ------------    ------------
GROSS PROFIT                                          2,670,633       1,162,570
                                                   ------------    ------------


SELLING AND TECHNICAL EXPENSES
    Technical Fees                                      126,828         564,543
    Sales Salaries                                      208,719         163,730
                                                   ------------    ------------
       Total Selling and Technical Expenses             335,547         728,273
                                                   ------------    ------------


INCOME FROM OPERATIONS BEFORE
 GENERAL AND ADMINISTRATIVE EXPENSES                  2,335,086         434,297
                                                   ------------    ------------


GENERAL AND ADMINISTRATIVE EXPENSES
    Management and Consulting Fees                      179,729          97,814
    Salaries and Employee Benefits                    1,922,255         795,980
    Bad Debt Expense                                    146,123         124,854
    Depreciation and Amortization                     1,754,122       1,173,645
    Professional Fees                                   363,688         180,198
    Travel Expenses                                     108,007          64,188
    Employment Agency Fees                               72,181          31,564
    Rent Expense                                        245,547          85,645
    Advertising                                         150,992          57,047
    Association Fees                                     16,618          29,170
    Insurance Expense                                     5,775          16,287
    Other Operating Expenses                            608,242         272,463
                                                   ------------    ------------
       Total General and Administrative Expenses      5,573,279       2,928,855
                                                   ------------    ------------


LOSS FROM OPERATIONS                                 (3,238,193)     (2,494,558)





               The accompanying notes are an integral part of the
                       consolidated financial statements.



                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                            For The Years Ended
                                                                  MARCH 31,
                                                     ---------------------------
                                                         2000            1999
                                                     -------------  ------------
OTHER INCOME (EXPENSES)
    Interest Income                                       92,497         35,030
    Interest Expense                                    (252,231)       (78,360)
    Loss From Foreign Currency                          (128,503)      (403,228)
    Loss on Investments                                  (42,922)          --
    Gain from Sale of Subsidiary                          13,436           --
    Other Income (Expenses), net                          12,499        195,233
                                                     -----------    -----------

       Total Other Income (Expenses)                    (305,224)      (251,325)
                                                     -----------    -----------

LOSS BEFORE MINORITY INTEREST                         (3,543,417)    (2,745,883)

MINORITY INTEREST                                          4,564         74,468
                                                     -----------    -----------

LOSS BEFORE INCOME TAXES                              (3,538,853)    (2,671,415)

INCOME TAXES                                                --             --
                                                     -----------    -----------

LOSS BEFORE CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE                                   (3,538,853)    (2,671,415)

CUMULATIVE EFFECT OF ACCOUNTING CHANGE,
  net of Income Tax                                     (106,547)          --
                                                     -----------    -----------

NET LOSS                                             $(3,645,400)   $(2,671,415)
                                                     ===========    ===========

LOSS PER COMMON SHARE - Basic and Diluted
    Before Cumulative Effect of Accounting Change    $     (1.25)   $     (1.80)
    Cumulative Effect of Accounting Change was per
      Common Share                                          (.03)          --
                                                     -----------    -----------
                                                     $     (1.28)   $     (1.80)
                                                     ===========    ===========







               The accompanying notes are an integral part of the
                       consolidated financial statements.



                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS




                                                          For The Years Ended
                                                                MARCH 31,
                                                     ---------------------------
                                                       2000             1999
                                                     ------------   ------------
COMPREHENSIVE LOSS
        Net Loss                                     $(3,645,400)   $(2,671,415)

       Foreign Currency Translation Adjustment           358,482        508,610
                                                     -----------    -----------

COMPREHENSIVE LOSS                                   $(3,286,918)   $(2,162,805)
                                                     ===========    ===========












               The accompanying notes are an integral part of the
                       consolidated financial statements.


                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                For The Years Ended
                                                                     MARCH 31,
                                                          ----------------------------
                                                               2000            1999
                                                          --------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Loss                                               $(3,645,400)   $(2,671,415)
    Adjustments to Reconcile Net Loss to
     Net Cash Used by Operating Activities:
       Cumulative Effect of an Accounting Change               107,900           --
       Gain on Sale of Subsidiary                              (13,436)          --
       Increase in Bad Debt                                    121,932           --
       Depreciation and Amortization                         1,754,122      1,173,645
    Changes in Certain Assets and Liabilities:
       Increase in Accounts Receivable                        (164,258)      (836,644)
       Increase in Other Receivables                              --         (225,390)
       Increase in Due From Related Parties                   (190,076)          --
       Increase in Prepaid License Costs                       (20,590)          --
       (Increase) Decrease in Prepaid Expenses and
        Other Current Assets                                    93,375        (44,684)
       (Increase) Decrease in Inventory                        297,363       (621,774)
       Increase in Organization Costs                             --         (134,124)
       (Increase) Decrease in Other Assets                     177,365       (128,535)
       Increase in Deferred Revenue                            189,308           --
       Increase in Accounts Payable and Accrued Expenses       628,066      2,548,871
       Increase in Due to Related Party                         10,627         14,885
                                                           -----------    -----------
Total Cash Used by Operating Activities                       (653,702)      (925,165)
                                                           -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of Property and Equipment, net                   (428,614)    (1,242,617)
    Increase in Product License Costs                         (268,020)          --
                                                           -----------    -----------
Total Cash Used by Investing Activities                       (696,634)    (1,242,617)
                                                           -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    (Increase) Decrease in Restricted Cash                     321,916       (347,913)
    (Increase) Decrease in Bank Overdraft                     (495,663)       686,867
    Increase in Loans Payable                                  161,453        441,236
    Increase in Capital Lease Obligation, net                  256,988        162,311
    Contribution to Capital                                    421,822        816,072
    Offering Costs                                              73,913        (73,913)
    Minority Interest                                           (6,403)         6,571
                                                           -----------    -----------
Total Cash Provided By Financing Activities                    734,026      1,691,231
                                                           -----------    -----------

EFFECTS OF EXCHANGE RATE
CHANGES ON CASH                                                242,965        516,307
                                                           -----------    -----------

NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                             (373,345)        39,756

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                  402,925        363,169
                                                           -----------    -----------

CASH AND CASH EQUIVALENTS - END OF YEAR                    $    29,580    $   402,925
                                                           ===========    ===========

CASH PAID DURING THE YEAR FOR:
    Interest Expense                                       $   123,000    $    66,000
                                                           ===========    ===========
    Income Taxes                                           $      --      $      --
                                                           ===========    ===========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED MARCH 31, 2000 AND 1999




NON-CASH INVESTING AND FINANCING ACTIVITIES:

Year Ended March 31, 2000:

    On November 15, 1999, the Company acquired 51% of Music Line AG's common stock for 1,750,000 shares of the Company's common stock and the assignment of approximately $789,000 of accounts receivable (see Note 6b)).

Year Ended March 31, 1999:

    The Company received 23,077 shares of its common stock as consideration for payment of a $300,000 receivable due from a former officer of the Company. The common stock is recorded as treasury stock as of March 31, 1999 (see
    Note 17).













               The accompanying notes are an integral part of the
                       consolidated financial statements.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a) BASIS OF PRESENTATION The accompanying financial statements have been prepared in accordance with generally accepted accounting principles and with the instructions to Form 10-KSB and Regulation S-B. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation, have been included.

     The accompanying consolidated financial statements include the accounts of UTG Communications International, Inc. (the "Company"), a holding company organized under the laws of the state of Delaware on April 17, 1996 and its subsidiaries:

          1) Starfon Telecom Services AG, ("Starfon"), incorporated under the laws of Switzerland on February 29, 1996 (owned 100% by the Company);

          2) UTG Communications Belgium N.V., ("UTG Belgium"), incorporated under the laws of Belgium on June 27, 1996 (owned 100% by Starfon);

          3) Multicom NV ("Multicom"), incorporated under the laws of Belgium (owned 100% by UTG Belgium) (see Note 6 for disposition);

          4) United Telecom GmbH, ("UTG GmbH"), incorporated under the laws of Switzerland on May 28, 1996 (owned 100% by Starfon);

          5) Telelines International SA, ("Telelines"), incorporated under the laws of Panama on July 28, 1997 (owned 100% by Starfon) (see Note
               6);

          6) Starpoint Card Services LTD, ("Starpoint"), incorporated under the laws of the United Kingdom on November 18, 1998 (owned 51% by Telelines);

          7) Star Global LTD, ("Star Global"), incorporated under the laws of Jersey, Channel Islands on November 24, 1998 (owned 100% by Telelines);

          8) Music Line AG ("Musicline"), incorporated under the laws of Switzerland on July 16, 1998, owned 51% by the Company (see Note 6 for Acquisitions);

          9) SSC Selected Sound Carrier AG, ("SSC"), incorporated under the laws of Switzerland on July 1, 1998 (owned 100% by Musicline) (see Note 6 for acquisition); and

          10) JM Sontel AG, ("JM"), incorporated under the laws of Switzerland on December 12, 1991 (owned 100% by Musicline) (see Note 6 for Acquisitions).


               All significant intercompany accounts and transactions have been eliminated in consolidation.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999



NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     b) LINE OF BUSINESS The Company is a switch-based provider of private voice, fax and data management telecommunication services throughout Europe and is engaged in the resale of international telecom services in the United Kingdom.

          The Company is also engaged in the sale and distribution of music compact discs ("CDs") and other music to wholesale and retail customers throughout Europe.

     c)   USE OF ESTIMATES
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     d)   REVENUE RECOGNITION
          Revenue from switch based services are recognized when billed based on the number of minutes provided to customers. Revenue from the sale of phone cards is recorded at the time of sale.

          Revenue from the sale of CDs is recognized at the time of shipment.

     e)   CONCENTRATION OF CREDIT RISK
          The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances exceeded FDIC insured levels at various times during the year.

     f)   CASH AND CASH EQUIVALENTS
          The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

     g)   INVENTORY
          Inventory is stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

     h)   PREPAID LICENSE COSTS
          Prepaid license costs are recorded at cost as of the date of purchase. These costs represent various expenses related to the production of the CDs. These costs are expensed in relation to volume of sales, usually over a period of one year.

     i)   PROPERTY AND EQUIPMENT
          Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the various classes of assets. Maintenance and repairs are charged to expense as incurred.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999



NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     j)   ORGANIZATION COSTS
          Organization costs consist of legal and other administrative costs incurred relating to the formation of the Company. These costs were capitalized and amortized over a period of five years.

          As of April 1, 1999, these costs totaling $106,547 were expensed per Statement of Position No. 98-5, "Accounting for Start-Up Costs".

     k)   GOODWILL
          Goodwill represents the cost in excess of the fair market value of the Company's acquisitions. Amortization is being computed using the straight-line method over a period of fifteen years.

     l)   CUSTOMER LISTS
          Customer lists represents the cost of the acquisition of subscriber names at their fair market value. Amortization is being computed using the straight-line method over a period of three years.

     m)   PRODUCT LICENSE COSTS
          Product license costs are recorded at cost as of the date of purchase. These costs represent various royalty, production and license fees the Company must pay to utilize the licensed and copyrighted compositions. Amortization is computed using the straight-line method over a period of one to three years.

     n)   DEFERRED REVENUE
          Deferred revenue represents advanced billings on sales not shipped.

     o)   BANK OVERDRAFT
          The Company maintains overdraft positions at certain banks. Such overdraft positions are included in current liabilities.

     p)   OFFERING COSTS
          Offering costs consist primarily of professional fees. These costs are charged against the proceeds of the sale of common stock in the periods in which they occur.

     q)   ADVERTISING COSTS
          Advertising costs are expensed as incurred and included in selling, general and administrative expenses. For the years ended March 31, 2000 and 1999, advertising expense amounted to $150,992 and $57,047, respectively.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999



NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     r)   TRANSLATION OF FOREIGN CURRENCY
          The Company translates the foreign currency financial statements of its Swiss, Belgian and United Kingdom subsidiaries, in accordance with the requirements of Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation". Assets and liabilities are translated at current exchange rates, and related revenue and expenses are translated at average exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholders' equity. Foreign currency transaction gains and losses are included in the statement of operations.

     s)   INCOME TAXES
          Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes". The liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amount of assets and liabilities and their tax basis.

     t)   FAIR VALUE OF FINANCIAL INSTRUMENTS
          The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value due to the relatively short maturity of these instruments.

     u)   LONG-LIVED ASSETS
          SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted this statement and determined that no impairment loss need be recognized for applicable assets of continuing operations.

     v)   STOCK-BASED COMPENSATION
          SFAS No. 123, "Accounting for Stock-Based Compensation", encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     w)   EARNINGS PER SHARE
          SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS").

          The computation of basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings. The shares used in the computations are as follows:

                                                         AS OF MARCH 31,
                                                 ------------------------------
                                                      2000              1999
                                                 ------------       -----------

          Basic EPS                                2,840,188          1,485,529
                                                  ==========          =========
          Diluted EPS                              2,840,188          1,485,529
                                                  ==========          =========

     x)   COMPREHENSIVE INCOME
          SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. As of March 31, 2000 and 1999, the Company has items that represent comprehensive income, therefore, has included a statement of comprehensive income.

     y)   SEGMENT INFORMATION
          SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information", changes the way public companies report information about segments. SFAS No. 131 is based on the selected segment information quarterly and entity-wide disclosures about products and services, major customers and the material countries in which the entity holds assets and reports revenue.

     z)   COMPUTER SOFTWARE COSTS
          Statement of Position Number 98-1 (SOP 98-1), "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" is effective for fiscal years beginning after December 15, 1998. Management believes that the Company is substantially in compliance with this pronouncement and that the implementation of this pronouncement will not have a material effect on the Company's financial position, results of operations or cash flows.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999



NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     aa)  RECLASSIFICATION
          As of March 31, 1999, certain prior year amounts have been reclassified to conform with current presentation.

     bb)  IMPACT OF YEAR 2000 ISSUE
          During the year ended March 31, 2000, the Company conducted an assessment of issues related to the Year 2000 and determined that it was necessary to modify or replace portions of its software in order to ensure that its computer systems will properly utilize dates beyond December 31, 1999. The Company completed Year 2000 systems modifications and conversions in 1999. Costs associated with becoming Year 2000 compliant were not material. At this time, the company cannot determine the impact the Year 2000 will have on its key customer or suppliers. If the Company's customers or suppliers don't convert their systems to become Year 2000 compliant, the Company may be adversely impacted. The Company is addressing these risks in order to reduce the impact on the Company.

     cc)  RECENT ACCOUNTING PRONOUNCEMENTS
          SFAS No. 132, "Employers' Disclosures about Pension and Other Post Employment Benefits," was issued in February 1998 and specifies amended disclosure requirements regarding such obligations. SFAS No. 132 does not effect the Company as of March 31, 2000 or 1999.

          In March 1998, Statement of Position No. 98-1 was issued, which specifies the appropriate accounting for costs incurred to develop or obtain computer software for internal use. The new pronouncement provides guidance on which costs should be capitalized, and over what period such costs should be amortized and what disclosures should be made regarding such costs. This pronouncement is effective for fiscal years beginning after December 15, 1998, but earlier application is acceptable. Previously capitalized costs will not be adjusted. The Company believes that it is already in substantial compliance with the accounting requirements as set forth in this new pronouncement, and therefore believes that adoption will not have a material effect on financial condition or operating results.

          Additional guidance is also provided to determine when hedge accounting treatment is appropriate whereby hedging gains and losses are offset by losses and gains related directly to the hedged item. While the standard, as amended, must be adopted in the fiscal year beginning after June 15, 2000, its impact on the Company's consolidated financial statements is not expected to be material as the Company has not historically used derivative and hedge instruments.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999



NOTE 2 -  RESTRICTED CASH

          Restricted cash represented a call money account that was pledged against the 1,600,000 Swiss franc bank overdraft account with Credit Suisse Bank. Restricted cash totaled $336,293 as of March 31, 1999 (see Note 8a). As of March 31, 2000, this call money account was not required.

NOTE 3 -  INVENTORY

          Inventory consists of the following:


                                                     AS OF MARCH 31,
                                              -------------------------------
                                                  2000               1999
                                              -----------         ---------

             Calling Cards                    $   406,859         $ 606,140
             Compact Discs                        862,307              --
                                              -----------         ---------
                                              $ 1,269,166         $ 606,140
                                              ===========         =========

NOTE 4 -  DUE FROM RELATED PARTIES
                                                       AS OF MARCH 31,
                                             --------------------------------
                                                  2000               1999
                                             ------------        ------------

             a) Meditercasa AG               $     75,042    $         --
             b) Berger Music AG                     3,347              --
             c) Multicom                          259,413              --
                                             ------------   -----------------
                                             $    337,802    $         --
                                             ============    ================

          a) Meditercasa AG is a company owned by a minority shareholder of Musicline, a subsidiary of the Company.
          b) Berger Music AG is a 49% equity investment of the Company's subsidiary Musicline (see Note 7).
          c) Multicom was a subsidiary of the Company sold on July 5, 1999 (see Note 6).

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999



NOTE 5 -  PROPERTY AND EQUIPMENT

          Property and equipment is summarized as follows:
                                                                 MARCH 31,
                                                     ---------------------------
                                                             2000       1999
                                                       ------------ ------------

          Telecommunications Equipment               $ 3,973,483    $ 3,386,767
          Computer Equipment and Software                150,303      1,036,749
          Furniture and Fixtures                         269,651        314,812
          Auto                                            41,362              -
                                                     -----------    -----------
                                                       4,434,799      4,738,328
          Less: Accumulated Depreciation              (2,929,618)   ( 2,158,682)
                                                     ------------   -----------
                                                     $ 1,505,181    $ 2,579,646
                                                     ===========    ===========

          Depreciation expense for the year ended March 31, 2000 and 1999 was approximately $1,393,832 and $908,000, respectively.

NOTE 6 -      ACQUISITIONS/DISPOSITIONS

     a) On April 2, 1997, UTG Belgium acquired a 100% ownership in Multicom, an existing telecommunications company operating in the areas of direct and indirect dial, for 11,101,043 Belgium Francs or approximately $317,000.

     On July 5, 1999, the Company sold its 100% investment in Multicom Communications NV to an unaffiliated Liechtenstein investor for BEF 24,900 or approximately $600, to streamline the activities of UTG Belgium. This resulted in a gain to the Company of BEF 538,000 or approximately $135,000 on the sale of its subsidiary.

     b) On November 15, 1998, the Company entered into a joint venture with 8 individual distributors for the purpose of establishing a distribution network for telecommunication cards in the United Kingdom. The Company and its 8 distribution partners formed StarPoint Card Services LTD, located in London with the Company holding 51% of StarPoint's equity and the Company's partners holding the remaining 49%. In exchange for their 49% interest, the 8 distributors contributed their existing businesses and customer bases to StarPoint and agreed to work exclusively for StarPoint for a minimum of 24 months. UTG contributed cash in the amount of GBP 51,000 to the joint venture. Under the joint venture agreement, UTG has a three-year call option to acquire its partners' 49% interest for cash and/or UTG common stock. The exercise price equals the average of 8 times StarPoint's EBIT and sales during the three months preceding the exercise of the option.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999



NOTE 6 -      ACQUISITIONS/DISPOSITIONS (Continued)

     c) On November 15, 1999, the Company acquired a majority of the capital stock of Musicline. Pursuant to a Stock Purchase Agreement, dated August 9, 1999 between the Company and Ueli Ernst, the Company's Chairman and Chief Executive Officer, in consideration for 1,750,000 shares of the Company's common stock, the assignment to Mr. Ernst of a receivable account in the principal amount of approximately $790,000, and, an additional 350,000 shares of the Company's common stock if Musicline's net profits reach at least $300,000 during the fiscal year ending March 31, 2000 or March 31, 2001. At a stockholders meeting held on October 22, 1999, the Company's stockholders, other than Mr. Ernst, or persons affiliated or associated with him, approved such stock purchase agreement by an affirmative vote of more than two-thirds of the shares of common stock held by such stockholders. The closing of this transaction occurred on November 15, 1999.

     d) On December 31, 1999, the Company transferred its 100% investment in Telelines to it's 100% owned subsidiary Starfon at the Company's carrying value.

NOTE 7 -  EQUITY INVESTMENT

          The Company's subsidiary, Musicline, has a 49% equity investment in Berger Music AG. This investment totaled 33,333 Swiss Francs or $20,016 as of March 31, 2000. Berger's operations were immaterial for the year ended March 31, 2000.

NOTE 8 -  BANK OVERDRAFT

          Bank overdrafts represent the following:


                                                             MARCH 31,
                                                  ------------------------------
                                                        2000          1999
                                                  -------------   ------------

          a)  Credit Suisse - Starfon             $  598,034      $    663,925
          b)  Credit Suisse - JM Sontel              488,741                 -
          c)  Credit Suisse - SSC                    379,794                 -
          d)  Barclays Bank - Starfon                210,894                 -
               Other                                  18,685                 -
                                                 ----------       ------------
                                                 $ 1,696,148      $    663,925
                                                 ===========      ============

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999



NOTE 8 -      BANK OVERDRAFT (Continued)

     a) Starfon has a bank overdraft with Credit Suisse, totaling 994,479 Swiss Francs, or $598,034 and 987,124 Swiss Francs, or $663,925 as of March 31, 2000 and 1999, respectively. The overdraft is drawn on a credit line of up to 1,600,000 Swiss Francs or approximately $960,000 and bears interest at 5.375% and 5.5% per annum as of March 31, 2000 and 1999, respectively. An intercompany receivable from UTG Communications International, Inc. of up to 3,000,000 Swiss Francs is collateral for this credit line.

     b) JM Sontel has a bank overdraft totaling 813,900 Swiss Francs or approximately $488,741 with Credit Suisse. This overdraft is drawn on a credit line of 900,000 Swiss Francs or approximately $540,443 and bears interest at 5.25% per annum.

     c) SSC has a bank overdraft of 632,472 Swiss Francs or approximately $379,794 with Credit Suisse. The overdraft is drawn on a credit line of 800,000 Swiss Francs or approximately $480,394 and bears interest at 5.25% per annum.

     d) Starpoint, a subsidiary in Great Britain, has a bank overdraft with Barclays Bank totaling $210,894. This overdraft is drawn on a line of credit of 150,000 British Pounds or approximately $238,700 and bears interest at 8% per annum.

NOTE 9 -      DUE TO RELATED PARTIES

          Due to related party as of March 31, 2000 and 1999 consisted of the following:



                                                              MARCH 31,
                                                   --------------------------
                                                         2000       1999
                                                   ------------- ------------

          a) Interfinance Ltd.                     $    450,369$            -
          b) Point Classics SA                           67,342             -
          c) Peter Holmes14,320                          14,516
          d) Loan Payable - Ernst Treuhandis             14,929             -
          e) Loan Payable - Ueli Ernst                   40,865             -
          f) Loan Payable - Steinhalden AG               10,705             -
          g) Loan Payable - Union Holding AG             60,049             -
          h) Loan Payable - Mira Music                  150,123             -
                                                  -------------  ------------
                 Total                            $     808,702  $     14,516
                                                  =============  ============

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999



NOTE 9 -  DUE TO RELATED PARTIES (Continued)

          a) Interfinance is owned by the majority shareholder of UTG.
          b) Point Classics SA is a former subsidiary of Musicline.
          c) Represents an advance to a director of the Company's subsidiary Starpoint.
          d) Ernst Teuhandis is owned by the majority shareholder of the Company.
          e) Ueli Ernst is the majority shareholder of the Company.
          f) A company owned by the majority shareholder of the Company.
             This money is due for rent of certain premises in Zurich.
          g) A company owned by the majority shareholder of the Company.
          h) Mira Music is a company owned by a minority shareholder of Musicline, a subsidiary of the Company.

NOTE 10 - LOANS PAYABLE
                                                     AS OF MARCH 31,
                                               ------------------------------
                                                  2000               1999
                                               ----------        ------------

          a) Blacksea Inv. Ltd.                $  200,000          $  200,000
          b) Blacksea Inv. Ltd.                   171,250             171,250
          c) Gutknecht                            208,281                   -
          d) Unrelated Party                            -              67,649
             Other                                  2,702                   -
                                               ----------         -----------
                                                  582,233             438,899
                 Less short-term                 (210,983)            (67,649)
                                               ----------         -----------
             Long-term Loans Payable           $  371,250          $  371,250
                                               ==========          ==========

     a) A $200,000 loan from Blacksea Inv. Ltd. ("Blacksea") dated August 13, 1998, payable June 30, 2003. The loan bears an interest rate of 8% per annum and is payable on June 30, each year.

     b) A 250,000 Swiss franc or $171,250 loan from Blacksea dated August 13, 1998, payable June 30, 2003. The loan bears an interest rate of 5% per annum and is payable on June 30, each year.

          As additional consideration to the above loans, the Company agreed to issue to Blacksea the following 3 year warrants which will entitle Blacksea to purchase, validly issued and non-assessable shares of the Company's, $.00001 par value common stock at any time following the effective date of the Company's registration statement under Securities act covering the Warrant Shares.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999



NOTE 10 -LOANS PAYABLE (Continued)

          3,000 warrants at a strike price of $30 3,000 warrants at a strike price of $50 3,000 warrants at a strike price of 45 Swiss francs 3,000 warrants at a strike price of 75 Swiss francs

          Blacksea has a further option to increase the loans by the same amounts as above, under the same conditions. This additional option must be executed in writing before January 31, 1999 and is also payable within this time. As of March 31, 2000 and 1999, this option had not been executed.

     c) The Company has a 346,850 Swiss Franc or $208,284 draft payable to an unrelated party. The draft is due July 17, 2000 and bears no interest.

     d) A 100,000 Swiss franc or $67,649 loan from an unrelated party, payable on demand. The loan bears an interest rate of 5% per annum.

NOTE 11 - INCOME TAXES

          The components of the provision for income taxes is as follows:

          Current Tax Expense
             U.S. Federal                                      $        -
             State and Local                                            -
                                                               ----------
          Total Current                                                 -
                                                               ----------

          Deferred Tax Expense
             U.S. Federal                                      $        -
             State and Local                                            -
                                                               ----------
          Total Deferred                                                -
                                                               ----------

          Total Tax Provision from Continuing
           Operations                                          $        -
                                                               ==========

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999



NOTE 11 - INCOME TAXES (Continued)

          The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

          Federal Income Tax Rate                                       (34.0)%
          Deferred Tax Charge (Credit)                                   -
          Effect on Valuation Allowance                                  34.0%
          State Income Tax, Net of Federal Benefit                          -
                                                                   ----------
          Effective Income Tax Rate                                       0.0%
                                                                   ==========

          At March 31, 2000 and 1999, the Company had net carryforward losses of approximately $10,686,000 and $7,223,000, respectively. Because of the current uncertainty of realizing the benefits of the tax carryforward, valuation allowances equal to the tax benefits for deferred taxes have been established. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period.

          Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:


                                                        AS OF MARCH 31,
                                                --------------------------
                                                     2000         1999
                                                ------------   -----------
          Deferred Tax Assets
          Loss Carryforwards                      $3,695,120    $2,456,000

          Less:  Valuation Allowance             ( 3,695,120)   (2,456,000)
                                                ------------   -----------
          Net Deferred Tax Assets               $          -   $        -
                                                ============   ===========

          Net operating loss carryforwards expire starting in 2011 through 2015. Per year availability is subject to change of ownership limitations under Internal Revenue Code Section 382.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

     a) The Company is a party to claims and lawsuits arising in the normal course of operations. Management is of the opinion that these claims and lawsuits will not have a material effect on the financial position of the Company. The Company believes these claims and lawsuits should not exceed $50,000, and accordingly, has established a reserve included in accounts payable and accrued expenses.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999



NOTE 12 - COMMITMENTS AND CONTINGENCIES (Continued)

     b) On June 30, 1997, the Company entered into an employment agreement with Keith Rhea to serve as Chief Operating Officer of the Company and a member of the Board of Directors and a consulting agreement with Telepath, Ltd., a company believed to be affiliated with Mr. Keith Rhea. The terms of the agreements were for three years beginning on July 7, 1997 for an annual base salary of $100,000 and an annual consulting fee of $80,000. The Company also issued non-transferable stock options to purchase up to 200,000 shares of the Company's common stock at an exercise price of $1 per share. The options expire after 5 years and shall fully vest within 2 1/2 years. As of March 31, 1999 Mr. Rhea was no longer with the Company.

     c) The Company's future minimum annual aggregate rental payments required under operating and capital leases that have initial or remaining non-cancelable lease terms in excess of one year are as follows:


                                             Operating           Capital
                                              LEASES              LEASES
                                             ----------        ----------------
          2001                               $  163,796         $   293,618
          2002                                  167,320             212,248
          2003                                  167,320             118,256
          2004                                  150,495              24,860
          2005 and thereafter                    72,059               3,234
                                             ----------        ------------
                Total Minimum Lease Payments $  720,990             652,216
                                             ==========
          Less: Amounts Representing Interest                       (51,585)
                                                               ------------
          Present Value of Future Minimum
           Lease Payments                                           600,631
          Less: Current Maturities                                 (213,661)
                                                                -----------
                Total                                           $   386,970
                                                                ===========

          Rent expense under operating leases for the year ended March 31, 2000 and 1999 was $245,547 and $85,645, respectively.

NOTE 13 - STOCKHOLDERS' EQUITY

          On January 10, 1998, the Company's Board of Directors authorized the issuance of an additional 40,000,000 shares of common stock at $.0001 par value bringing the total authorized common shares to 60,000,000. The Board also authorized the issuance of 10,000,000 preferred shares at $.01 par value. At the same time, a reverse split of one-for-thirteen shares was authorized to shareholders of record on March 24, 1998. Shareholders' equity has been restated to give retroactive recognition to the reverse stock split by reclassifying from common stock to additional capital the reduced par value arising from the reverse split.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999



NOTE 13 - STOCKHOLDERS' EQUITY (Continued)

          On August 22, 1999, in connection with the Company's reverse stock split of March 23, 1998, the Company issued 201,341 shares of common stock as a stock dividend (see Note 14).

          During the fiscal years ended March 31, 2000 and 1999, respectively, an investor exercised warrants to purchase 185,768 and 408,036 shares of common stock for net proceeds of $495,733 and $791,590, respectively.

          On November 15, 1999, in connection with the acquisition of Musicline, the Company issued 1,750,000 shares of its common stock

NOTE 14 - STOCK WARRANTS

     a) As consideration for the loans received from Blacksea, (see Note 10), the Company agreed to issue to Blacksea the following 3 year warrants which will entitle Blacksea to purchase, validly issued and non-assessable shares of the Company's, $.00001 par value common stock at any time following the effective date of the Company's registration statement under Securities act covering the Warrant Shares.

          3,000 warrants at a strike price of $30
          3,000 warrants at a strike price of $50
          3,000 warrants at a strike price of 45 Swiss francs
          3,000 warrants at a strike price of 75 Swiss francs

          As of March 31, 2000 and 1999, the strike price of the warrants exceeded the trading price of the Company's common stock. As of March 31, 2000 and 1999, the warrants have not been exercised.

     b) On March 23, 1998, the Company issued 250,000 shares of restricted Common Stock (post-reverse split) at a purchase price of $2.00 per share. For each share of restricted Common Stock purchased, the subscriber received three warrants, each to purchase one share of restricted Common Stock at $2.00, $3.00 and $4.50, respectively. The warrants will expire five year from date of issuance. During the year ending March 31, 1999, the Company issued 408,036 shares of restricted Common Stock to the subscriber which entitled the subscriber to receive an additional three warrants, each to purchase one share of restricted Common Stock at $2.00, $3.00 and $4.50, respectively.

     c) On August 22, 1999, in connection with the issuance of 201,341 shares of common stock and the Company's reverse stock split, effective March 23, 1998, the Company issued 1,103,625 common stock purchase warrants at an exercise price of $15.00 per share and an expiration date of August 22, 2003 (See Note 13).

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999

NOTE 15 - STOCK OPTIONS

     a) In connection with a subscription agreement dated January 15, 1997, the Company granted Interfinance Investment Company ("IIC") an option to purchase up to an additional 92,308 shares as adjusted by reverse, shares of common stock at $26.00 per share for a two year period. These options expired unexercised as of January 15, 1999.

     b) On June 25, 1997, the Company granted to Mr. Allen Howe, an employee, a nonqualified stock options to purchase up to 13,846 shares, as adjusted by reverse split at an exercise price of $13.00 per share. The option vests in equal installments on July 1, 1997, July 1, 1998 and July 1, 1999. The option is exercisable as to any vested portion during the 12-month period commencing on July 1, 1999. If Mr. Howe remains employed by the Company through July 1, 1999, the Company agreed to pay Mr. Howe a cash bonus, which can only be used to satisfy payment of the exercise price. As of March 31, 1999, Mr. Howe was no longer with the Company. The vested portion of his options as of March 31, 2000 equaled 4,615. The remainder of the options expired unvested upon termination from the Company.

     c) On July 1, 1999 The Company granted options to purchase shares of common stock to four employees. Three options are for 10,000 shares, one option for 8,000 shares, at an exercise price of $5.00. The options vest immediately and expire June 30, 2004.

     d) In 1999, the Company granted options to purchase shares of common stock to two outside consultants. Each option is for 25, 000 shares at an exercise price of $5.00 per share. The options vest on November 1, 1999 and expire on October 31, 2004.


          Plan and non-plan stock option activity is summarized as follows:



                                                              MARCH 31,
                                                      --------------------------

                                                          2000             1999
                                                      -----------     ----------

          Outstanding at beginning of period                1,800             -

          Options granted at an exercise price of
           $1.00 per share                                      -         1,800

          Options granted at an exercise price of
           $5.00 per share                                207,000             -
                                                        ---------    -----------


          Outstanding at end of period                    208,800         1,800
                                                        =========     ==========

          Exercisable at end of period                    208,800           800
                                                        =========    ===========

          Weighted average exercise price of
           options outstanding                       $       4.80     $    1.00
                                                     ============     ==========

          Weighted average remaining contractual
            life of options outstanding                 57 months     15 months

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999



NOTE 15 - STOCK OPTIONS (Continued)

          The Company accounts for its stock option transactions under the provisions of APB No. 25. The following proforma information is based on estimating the fair value of grants based upon the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." The fair value of each option granted during the period ended March 31, 2000 has been estimated as of the date of grant using the Black-Scholes option pricing model with the following assumptions: risk free interest rate of 5.5%, life of options of 3-5 years, volatility of 50% and expected dividend yield of 0%. Under these assumptions, the weighted average fair value of options granted during the period ending March 31, 2000 was $2.26.

          The Company's proforma net loss and net loss per share assuming compensation cost was determined under SFAS No. 123 would have been the following:

                                             YEAR ENDED MARCH 31,
                                     --------------------------------
                                          2000               1999
                                     ------------        ------------
          Net Loss                   $(3,854,200)         $(2,673,216)
                                     ===========          ===========
          Net Loss Per Share              $(1.36)              $(1.80)
                                     ===========          ===========

NOTE 16 - MINORITY INTEREST

          Minority interest represents the following:

     a) a 49% share of the common equity of the Company's subsidiary StarPoint as of March 31, 2000 and 1999 (see Note 5b); and

     b) a 49% share of the common equity of the Company's subsidiary Musicline as of March 31, 2000 (see Note 5c). Minority interest totaled $-0- as of March 31, 2000 due to excess losses over the minority investment in Musicline.

NOTE 17 - TREASURY STOCK

          Treasury stock represented 23,077 shares of the Company's common stock received as consideration for payment of a $300,000 receivable due from a former officer of the Company as of March 31, 2000 and 1999.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999



NOTE 18 - FOREIGN OPERATIONS

          As described in Note 1b, substantially all of The Company's operations take place throughout Europe and the majority of its identifiable assets are located in Switzerland, Belgium and the United Kingdom.

NOTE 19 - SEGMENT INFORMATION

          During the years ended March 31, 2000 and 1999, the Company operated in three principal industries:

     a) A switch-based provider of private voice; fax and data management telecommunication services throughout Europe;

     b)   the resale of international telecom services in the United Kingdom;
          and

     c) the sale and distribution of CDs and other music to wholesale and retail customers in Europe.

          Loss from operations is net sales less cost of sales, selling and technical expenses and general and administrative expenses. Total assets consist of Selling Minutes assets which are located in Belgium and Switzerland, Calling Card assets which are located in the United Kingdom and CDs which are located in Switzerland. Corporate assets are immaterial.

          UTG Communications International, Inc. and Subsidiaries:


                                                       AS OF MARCH 31,
                                                 ---------------------------
                                                      2000          1999
                                                 -----------    ------------
          Net Sales:
              Selling Minutes                    $ 4,195,048    $ 3,008,387
              Calling Cards                        8,782,933      2,391,869
              Music                                2,588,232              -
              Corporate                                    -               -
                                                 ---------------------------
                   Total revenue                 $15,566,213    $ 5,400,256
                                                 ===========    ===========

          Cost of Sales:
              Selling Minutes                    $ 2,777,897    $ 2,017,837
              Calling Cards                        7,995,261      2,219,849
              Music                                2,122,422              -
              Corporate                                   -                -
                                                 ---------------------------
                   Total Cost of Sales           $12,895,580    $ 4,237,686
                                                 ===========    ===========

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999



NOTE 19 - SEGMENT INFORMATION (Continued)

                                                           AS OF MARCH 31,
                                                  ------------------------------
                                                       2000                1999
                                                  --------------       ---------
          Selling and Technical:
              Selling Minutes                     $   317,285      $          -
              Calling Cards                             1,550           782,273
              Music                                    16,712                 -
              Corporate                                  -                    -
                                                  ------------------------------
                   Total Selling and Technical    $   335,457      $    728,273
                                                  ===========      ============

          Income from Operations Before
            General and Administrative:
              Selling Minutes                     $ 1,099,866      $    262,277
              Calling Cards                           786,122           172,020
              Music                                   449,098                 -
              Corporate                                     -                 -
                                                  ------------------------------
           Income from Operations Before
             General and Administrative           $ 2,335,086      $    434,297
                                                  ===========      ============

          General and Administrative:
              Selling Minutes                     $ 3,305,401      $  2,094,200
              Calling Cards                         1,341,528           323,995
              Music                                   449,477                 -
              Corporate                               476,873           510,660
                                                  -----------       -----------
          Total General and Administrative        $ 5,573,279      $  2,928,855
                                                  ===========      ============

          Loss from Operations:
              Selling Minutes                     $(2,205,535)      $(2,342,583)
              Calling Card                            (55,406)         (151,975)
              Music                                      (379)                -
              Corporate                              (476,873)         (516,660)
                                                 ------------      -------------
          Loss from Operations                   $ (3,238,193)      $(2,494,558)
                                                 ============       ============

          Identifiable Assets:
              Selling Minutes                    $  1,910,698       $  2,604,505
              Calling Cards                         1,430,824          1,342,250
              Music                                 4,252,335                  -
              Corporate                             6,628,674          3,251,360
                                                 ------------       ------------
                   Total Assets                  $ 14,222,531       $  7,198,115
                                                 ============       ============

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999



NOTE 19 - SEGMENT INFORMATION (Continued)
                                                           AS OF MARCH 31,
                                                    ---------------------------
                                                          2000           1999
                                                    -------------    ----------
          Depreciation and Amortization Expense:
              Selling Minutes                       $  1,436,883    $ 1,166,671
              Calling Cards                               36,070          6,974
              Music                                      130,162              -
              Corporate                                  151,006              -
                                                    ---------------------------
                   Total Depreciation and
                     Amortization Expense           $  1,754,121    $ 1,173,645
                                                    ============    ===========

NOTE 20 - GOING CONCERN

          The accompanying consolidated financial statements have been prepared assuming the company will continue as a going concern. As of March 31, 2000, the Company had a working capital deficit of $4,144,974 and an accumulated deficit of $10,868,039. As of March 31, 1999, the Company had a working capital deficit of $1,380,693 and an accumulated deficit of $7,222,639. The Company's loss from operation for the years ended March 31, 2000 and 1999 were $3,645,400 and $2,671,415, respectively.
          Based upon the Company's plan of operation, the Company estimates that existing resources, together with funds generated from operations will not be sufficient to fund the Company's working capital. The Company is actively seeking additional equity financing. There can be no assurances that sufficient financing will be available on terms acceptable to the Company or at all. If the Company is unable to obtain such financing, the Company will be forced to scale back operations, which would have an adverse effect on the Company's financial condition and results of operation.

NOTE 21 - PROFORMA INFORMATION

          The Unaudited Proforma Consolidated Statement of Operations of the Company for the fiscal year ended March 31, 2000 have been prepared to illustrate the estimated effect of the Musicline AG Acquisition for the entire fiscal year. The Proforma Consolidated Statement of Operations does not reflect any anticipated cost savings from the Acquisition, or any synergies that are anticipated to result from the Acquisition, and there can be no assurance that any such cost savings or synergies will occur. The Proforma Statement of Operations gives proforma effect to the Musicline AG Acquisition as if it had occurred on April 1, 1998. The Proforma Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such Acquisition been obtained in the future.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999



NOTE 21 - PROFORMA INFORMATION (Continued)

                                                                          PROFORMA
                                          UTG           * MUSICLINE       COMBINED

Net Sales                              $ 15,566,213    $  5,266,898    $ 20,833,111
Cost of Sales                            12,895,580       4,132,337      17,027,917
                                       ------------    ------------    ------------
Gross Profit                              2,670,633       1,134,561       3,805,194
Selling and Technical Expenses              335,547         651,289         986,836
                                       ------------    ------------    ------------
Income from Operations Before
 General and Administrative Expenses      2,335,086         483,272       2,818,358
General and Administrative Expense        5,573,279         638,370       6,211,649
                                       ------------    ------------    ------------
Loss from Operations                     (3,238,193)       (155,098)     (3,393,291)
Other Loss                                 (305,224)        (76,781)       (382,005)
                                       ------------    ------------    ------------
Loss Before Minority Interest            (3,543,417)       (231,879)     (3,775,296)
Minority Interest                             4,564            --             4,564
Loss Before Cumulative Effect             3,539,853            --         3,770,732
Cumulative Effect                          (106,547)           --          (106,547)
                                       ------------    ------------    ------------
Net Loss                               $ (3,645,400)   $   (231,879)   $ (3,877,579)
                                       ============    ============    ============



          * Musicline results of operations from April 1, 1999 to the date of acquisition.

NOTE 22 - SUBSEQUENT EVENTS

          On June 2, 2000, the Company's subsidiary J.M. Sontel AG, entered into a five-year lease agreement beginning July 1, 2000 for office and showroom space in Rotkreuz, Switzerland, at a yearly rental of approximately $72,000 per year.

          During May 2000, pursuant to the March 23, 1998 reverse-stock-split of the Company's restricted Common Stock, a shareholder executed 33,806 warrants at a price of $2.00 per share and 144,796 warrants at a price of $3.00 per share for a total of $1,110,000 less a 3% offering cost, or $33,300.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.

                                      INDEX


                              FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (UNAUDITED)

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)




                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)



                                                          Sept 30,         March 31,
ASSETS                                                       2000              2000
                                                         ------------    ------------

CURRENT ASSETS

Cash and Cash Equivalents                                $  1,287,719    $     29,580
Restricted Cash                                                    --              --
Accounts Receivable, net of Allowance for doubtful
   Accounts of $309,811 and $372,314                        4,212,752       2,825,312
Inventory                                                   1,135,004       1,269,166
Other Receivables                                               6,423              --
Due from related Parties                                      175,338         337,802
Prepaid License Costs                                              --         649,724
Prepaid Expenses and Other Current Assets                     920,746         278,034

                                                         ------------    ------------
TOTAL CURRENT ASSETS                                        7,737,982       5,389,622

Property and Equipment, at cost, net of accumulated
  depreciation of $3,687,274 and $2,929,618                   831,809       1,505,181

Investments                                                 1,636,431          20,016

Organization Costs, at cost, net of accumulated
  amortization of $0 and $0                                    63,600              --

Goodwill, at cost, net of accumulated amortization
  of $322,972 and $238,582                                  5,862,518       6,379,160

Customer Lists, at costs, net of accumulated
  amortization of $601,397 and $517,000                       247,308         356,352

Product License Costs, net of accumulated
  amortization of $247,910 and $163,217                       465,761         535,191

Equity Investments                                            157,091              --


Other Assets                                                    7,617          37,010
                                                         ------------    ------------
TOTAL ASSETS                                             $ 17,010,117    $ 14,222,532
                                                         ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

Bank Overdraft                                           $  1,401,978   $   1,696,148
Accounts Payable and Accrued Expenses                       7,346,103       6,428,538
Due to Related Party                                               --
808,702
Notes Payable                                                      --         210,983
Capital Lease Obligation, Current                             178,266         213,661
Deferred Revenue                                              200,166         176,564
Due to Affiliates                                           1,088,336              --
                                                          ------------    ------------
Total Current Liabilities                                  10,214,850       9,534,596

Loans payable                                                 557,217         371,250

Capital Lease Obligation, long-term                           283,792         386,970


                                                         ------------    ------------
TOTAL LIABILITIES                                          11,055,858      10,292,816
                                                         ------------    ------------

Commitments and Contingencies                                      --              --
STOCKHOLDERS' EQUITY
  Preferred stock - $.091 par value, authorized
  10,000,000 shares; none issued and outstanding                   --              --

  Common Stock - $.00001 par Value, authorized
  60,000,000 shares; 5,199,216 and 3,848,299
  issued and outstanding                                           51              38

Additional Paid-in Capital                                 18,202,146      14,373,497

Treasury Stock                                               (300,000)       (300,000)

Accumulated Deficit                                       (10,472,379)    (10,868,039)

Net Income (Loss)                                          (1,755,381)              --

Cumulative Foreign Currency Translation Adjustment            278,057         724,220

Minority Interest                                                  --              --

Legal Reserves                                                  1,664              --
                                                         ------------    ------------
Total Stockholders' Equity                                  6,254,259       3,929,716
                                                         ------------    ------------
TOTAL LIABILITIES AND SHAREHOLDERS'
EQUITY (DEFICIT)                                         $ 17,010,117   $  14,222,532
                                                         ============    ============




               The accompanying notes are an integral part of the
                       consolidated financial statements.


                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)



                                                For the Quarter ended       For the Six Months ended
                                                     September 30,                September 30,
                                                      (unaudited)                  (unaudited)
                                               -----------------------------------------------------
                                                   2000            1999         2000        1999
                                               ------------    ------------  -----------  ----------


NET SALES                                      $ 6,937,167     $  3,502,659 $ 11,601,821  $6,201,695
COST OF SALES                                    4,746,285        2,687,984    8,646,501   4,814,895
                                               ------------    ------------  -----------   ---------
GROSS PROFIT                                     2,190,882         814,675    2,955,320    1,386,800
                                               ------------    ------------  -----------   ---------
SELLING AND TECHNICAL EXPENSES
Consulting Fees                                          --              --           --          --
Technical Fees                                       56,574         150,322       77,875     190,909
Sales Salaries                                       56,254          33,898       69,268      74,964
Other Selling Expenses                                   --              --           --          --
                                               ------------    ------------  -----------  ----------
Total Selling and Technical Expenses                112,828         184,220      147,143     265,873
                                               ------------    ------------  -----------  ----------
PROFIT/LOSS FROM OPERATIONS BEFORE GENERAL AND
ADMINISTRATIVE EXPENSES                           2,078,054         630,455    2,808,177   1,120,927
                                               ------------    ------------  -----------  ----------
GENERAL AND ADMINISTRATIVE EXPENSES
Management and Consulting Fees                      526,860          76,420      609,427      83,399
Salaries                                            233,991         526,351      746,009     879,183
Bad Debt Expenses                                   (28,196)          4,601       62,918       4,601
Depreciation and Amortization                       621,373         359,406    1,057,656     655,086
Professional Fees                                    98,870         108,955      144,781     212,204
Travel Expenses                                      27,817           3,500       76,400      37,952
Employment Agency Fees                                6,841          26,800        8,838      76,537
Rent Expenses                                        91,790          56,586      150,694      86,099
Association Fees                                          2          11,209          601      11,209
Insurance Expenses                                    1,892          (4,738)       4,827       4,828
Other Operating Expenses                          1,156,575         293,178    1,568,964     444,991
Advertising                                          36,839              --       36,839          --
                                               ------------    ------------  -----------  ---------
Total General and Administrative Expenses         2,774,654       1,462,268    4,467,954   2,496,089
                                               ------------    ------------  -----------  ----------
LOSS FROM OPERATIONS                               (696,600)       (831,813)  (1,659,777) (1,375,162)
                                               ------------    ------------  -----------  ----------
OTHER INCOME (EXPENSES)
Interest Income                                      17,845              32      (26,021)        112
Interest Income I/C                                      --              --           --          --
Gain (Loss) on Sale of Subsidiaries                      --          29,104           --      29,104
Interest Expenses                                   129,766         (21,364)     129,831     (43,054)
Net Leasing Expense                                (173,024)             --     (173,024)         --
Loss from Foreign Currency                               --        (123,786)          --    (130,732)
Loss/Profit from FX                                 132,969              --      132,969          --
Other Income                                         43,181            (804)      11,309      14,432
                                               ------------    ------------  -----------  ----------
Total Other Income (Expenses)                      (150,737)       (116,818)     (52,446)   (130,138)
                                               ------------    ------------  -----------  ----------
INCOME/(LOSS) BEFORE INCOME TAXES AND
MINORITY INTEREST                                  (847,337)        (948,631) (1,712,223) (1,505,300)

INCOME TAXES                                         37,005              --       43,158
                                               ------------    ------------  -----------  ----------
INCOME/(LOSS) BEFORE MINORITY INTEREST             (884,342)       (948,631)  (1,755,381) (1,505,300)
Extraordinary Item                                       --              --
                                               ------------    ------------  -----------  ----------
Extraordinary Income                               (884,342)      1,174,590   (1,755,381)  1,174,590
Closing Subsidiary Cos                                   --              --
MINORITY INTEREST                                        --          31,044          --       57,948
                                               ------------    ------------  -----------  ----------
NET INCOME / (LOSS)                            $   (884,342)   $    257,003   (1,755,381)   (272,762)
                                               ============    ============  ============  ==========
PROFIT/LOSS PER COMMON SHARE                   $      (0.19)  $        0.12        (0.38)      (0.13)
                                               ============    ============  ============  ==========




               The accompanying notes are an integral part of the
                       consolidated financial statements.








                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                                   (UNAUDITED)

                                                     For the Six Months Ended
                                                           September 30,
                                                    ---------------------------
                                                        2000            2000
                                                    -----------     -----------

COMPREHENSIVE INCOME (Loss)

     Net Loss                                       $(1,755,381)    $  (272,762)
     Foreign Currency Translation Adjustment            278,057        (180,459)
                                                    -----------     -----------
COMPREHENSIVE INCOME (LOSS)                         $(1,477,324)    $  (453,221)
                                                    ===========     ===========





               The accompanying notes are an integral part of the
                       consolidated financial statements.






                    UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000
                                   (UNAUDITED)



                                      Common Stock     Additional
Foreign                                 Total
                                    -----------------    Paid-In     Treasury    Accumulated   Currency      Minority
Legal      Stockholders'
                                   Shares      Amount    Capital       Stock       Deficit     Adjustment    Interest
Reserves        Equity
                                   ------      ------    -------       -----       -------     ----------    --------
--------        ----------


Balance at March 31, 2000         3,848,299        38   14,373,497 $ (300,000)  $(10,868,039)  $ 724,220     $     --
$ 3,929,716

Net Loss - For the six months
Ended September 30, 2000                 --       --            --                (1,755,381)
 (1,755,381)

Issuance of Common Stock          1,350,917        13    3,945,728                        --          --            --
  3,902,675

Offering Costs
(117,079)                                                                (117,079)

Minority Interest                        --       --            --                        --          --
--                      --

Cumulative Foreign
Currency Translation Adjustment          --       --            --                        --    (446,163)
--        --        (446,163)

Legal
Reserves
1,664         1,664
                                  ---------    -----   -----------    --------   -----------   ---------     ---------
-------- -----------
Balance at September 30, 2000     5,199,216       51   $18,202,146   (300,000)  $(12,842,184)  $ 278,057     $      --
$  1,664  $6,254,259
                                  =========    =====   ===========    ========   ===========   =========     =========
========  ===========





               The accompanying notes are an integral part of the
                       consolidated financial statements.






                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                              For The Six Month ended
                                                                September 30, 2000
                                                          ----------------------------
                                                               2000            1999
                                                          --------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:


    Net Loss                                              $ (1,755,381)    $ (272,762)
    Adjustments to Reconcile Net Loss to
     Net Cash Used by Operating Activities:
       Cumulative Effect of an Accounting Change                  --             --
       Gain on Sale of Subsidiary                                 --             --
       Increase in Bad Debt                                       --             --
       Depreciation and Amortization                         1,057,656        665,086
    Changes in Certain Assets and Liabilities:
       Increase in Accounts Receivable                      (1,387,440)      (314,669)
       Increase in Other Receivables                            (6,423)      (268,641)
       Increase in Due From Related Parties                    279,634       (210,246)
       Decrease in Prepaid License Costs                         7,012       (144,074)
       (Increase) Decrease in Prepaid Expenses and
        Other Current Assets                                      --             --
       (Increase) Decrease in Inventory                        134,162         86,943
       Increase in Organization Costs                          (63,600)           --
       Decrease in Other Assets                                 29,393         84,464
       Increase in Deferred Revenue                               --             --
       Increase in Accounts Payable and Accrued Expenses       917,565       (244,706)
       Increase in Due to Related Party                           --             --
       Increase in Bank Overdraft
       Deferred Revenue                                         23,602           --
                                                           -----------    -----------
Total Cash Used by Operating Activities                       (763,820)      (628,605)
                                                           -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Increase/Decrease in Fixed Assets, net                  (1,057,656)        --
    Increase in Goodwill                                        84,390         --
    Purchase of Property and Equipment, net                       --          (43,254)
    Increase in Product License Costs                         (157,091)        --
    Increase Investments                                    (1,616,415)        --
    Copyright                                                  (69,430)        --
    Customer Base                                             (178,474)        --
                                                           -----------    -----------
Total Cash Used by Investing Activities                     (2,994,676)       (43,254)
                                                           -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Increase in Bonds                                             --           --
    (Increase) Decrease in Restricted Cash                        --           --
    Decrease in Bank Overdraft                                (294,170)        68,520
    Increase in Loans Payable                                     --           --
    Increase in Capital Lease Obligation, net                     --
    Increase(Decrease)in Capital Lease Payable                (138,573)       (78,778)
    Contribution to Capital                                  3,828,749        410,364
    Proceeds from Loan                                         (25,016)       142,898
    Minority Interest                                             --         (104,993)
                                                           -----------    -----------
Total Cash Provided By Financing Activities                  3,370,989        438,011
                                                           -----------    -----------

EFFECTS OF EXCHANGE RATE
CHANGES ON CASH                                               (446,163)      (180,459)
                                                           -----------    -----------

NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                            1,258,139       (104,875)

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                   29,580        402,925
                                                           -----------    -----------

CASH AND CASH EQUIVALENTS - END OF YEAR                    $ 1,287,719    $   298,050
                                                           ===========    ===========

CASH PAID DURING THE YEAR FOR:
    Interest Expense                                       $ (129,831)   $   (43,054)
                                                           ===========    ===========
    Income Taxes                                           $      --      $     --
                                                           ===========    ===========






NON-CASH INVESTING AND FINANCING ACTIVITIES:

Year Ended March 31, 2000:

    On July 5, 1999, the Company sold its 100% investment in Multicom (see note
    6a).

    On November 15, 1999, the Company acquired 51% of Music Line AG's common stock for 1,750,000 shares of the Company's common stock and the assignment of approximately $789,000 of accounts receivable (see Note 6c).

Year Ended March 31, 1999:

    The Company received 23,077 shares of its common stock as consideration for payment of a $300,000 receivable due from a former officer of the Company. The common stock is recorded as treasury stock as of March 31, 1999 (see
    Note 17).







               The accompanying notes are an integral part of the
                       consolidated financial statements.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             SEPTEMBER 30, 2000 AND 1999


NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a) BASIS OF PRESENTATION The accompanying financial statements have been prepared in accordance with generally accepted accounting principles and with the instructions to Form 10-KSB and Regulation S-B. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation, have been included.

          The accompanying consolidated financial statements include the accounts of UTG Communications International, Inc. (the "Company"), a holding company organized under the laws of the state of Delaware on April 17, 1996 and its subsidiaries:

          1) Starfon Telecom Services AG, ("Starfon"), incorporated under the laws of Switzerland on February 29, 1996 (owned 100% by the Company);

          2) UTG Communications Belgium N.V., ("UTG Belgium"), incorporated under the laws of Belgium on June 27, 1996 (owned 100% by Starfon);

          3) Multicom NV ("Multicom"), incorporated under the laws of Belgium (owned 100% by UTG Belgium) (see Note 6 for disposition);

          4) United Telecom GmbH, ("UTG GmbH"), incorporated under the laws of Switzerland on May 28, 1996 (owned 100% by Starfon);

          5) Telelines International SA, ("Telelines"), incorporated under the laws of Panama on July 28, 1997 (owned 100% by Starfon) (see Note
               6);

          6) Starpoint Card Services LTD, ("Starpoint"), incorporated under the laws of the United Kingdom on November 18, 1998 (owned 51% by Telelines);

          7) Star Global LTD, ("Star Global"), incorporated under the laws of Jersey, Channel Islands on November 24, 1998 (owned 100% by Telelines);

          8) Music Line AG ("Musicline"), incorporated under the laws of Switzerland on July 16, 1998, owned 51% by the Company (see Note 6 for Acquisitions);

          9) SSC Selected Sound Carrier AG, ("SSC"), incorporated under the laws of Switzerland on July 1, 1998 (owned 100% by Musicline) (see Note 6 for acquisition); and

          10) JM Sontel AG, ("JM"), incorporated under the laws of Switzerland on December 12, 1991 (owned 100% by Musicline) (see Note 6 for Acquisitions).


               All significant intercompany accounts and transactions have been eliminated in consolidation.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             SEPTEMBER 30, 2000 AND 1999



NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     b) LINE OF BUSINESS The Company is a switch-based provider of private voice, fax and data management telecommunication services throughout Europe and is engaged in the resale of international Telecom services in the United Kingdom.

          The Company is also engaged in the sale and distribution of music compact discs ("CDs") and other music to wholesale and retail customers throughout Europe.

     c)   USE OF ESTIMATES
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     d)   REVENUE RECOGNITION
          Revenue from switch based services are recognized when billed based on the number of minutes provided to customers. Revenue from the sale of phone cards is recorded at the time of sale.

          Revenue from the sale of CDs is recognized at the time of shipment.

     e)   CONCENTRATION OF CREDIT RISK
          The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances exceeded FDIC insured levels at various times during the year.

     f)   CASH AND CASH EQUIVALENTS
          The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

     g)   INVENTORY
          Inventory is stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

     h)   PREPAID LICENSE COSTS
          Prepaid license costs are recorded at cost as of the date of purchase. These costs represent various expenses related to the production of the CDs. These costs are expensed in relation to volume of sales, usually over a period of one year.

     i)   PROPERTY AND EQUIPMENT
          Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the various classes of assets. Maintenance and repairs are charged to expense as incurred.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             SEPTEMBER 30, 2000 AND 1999



NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     j)   ORGANIZATION COSTS
          Organization costs consist of legal and other administrative costs incurred relating to the formation of the Company. These costs were capitalized and amortized over a period of five years.

          As of April 1, 1999, these costs totaling $106,547 were expensed per Statement of Position No. 98-5, "Accounting for Start-Up Costs".

     k)   GOODWILL
          Goodwill represents the cost in excess of the fair market value of the Company's acquisitions. Amortization is being computed using the straight-line method over a period of fifteen years.

     l)   CUSTOMER LISTS
          Customer lists represents the cost of the acquisition of subscriber names at their fair market value. Amortization is being computed using the straight-line method over a period of three years.

     m)   PRODUCT LICENSE COSTS
          Product license costs are recorded at cost as of the date of purchase. These costs represent various royalty, production and license fees the Company must pay to utilize the licensed and copyrighted compositions. Amortization is computed using the straight-line method over a period of one to three years.

     n)   DEFERRED REVENUE
          Deferred revenue represents advanced billings on sales not shipped.

     o)   BANK OVERDRAFT
          The Company maintains overdraft positions at certain banks. Such overdraft positions are included in current liabilities.

     p)   OFFERING COSTS
          Offering costs consist primarily of professional fees. These costs are charged against the proceeds of the sale of common stock in the periods in which they occur.

     q)   ADVERTISING COSTS
          Advertising costs are expensed as incurred and included in selling, general and administrative expenses. For the years ended March 31, 2000 and 1999, advertising expense amounted to $150,992 and $57,047, respectively.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             SEPTEMBER 30, 2000 AND 1999



NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     r)   TRANSLATION OF FOREIGN CURRENCY
          The Company translates the foreign currency financial statements of its Swiss, Belgian and United Kingdom subsidiaries, in accordance with the requirements of Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation". Assets and liabilities are translated at current exchange rates, and related revenue and expenses are translated at average exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholders' equity. Foreign currency transaction gains and losses are included in the statement of operations.

     s)   INCOME TAXES
          Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes". The liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amount of assets and liabilities and their tax basis.

     t)   FAIR VALUE OF FINANCIAL INSTRUMENTS
          The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value due to the relatively short maturity of these instruments.

     u)   LONG-LIVED ASSETS
          SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted this statement and determined that no impairment loss need be recognized for applicable assets of continuing operations.

     v)   STOCK-BASED COMPENSATION
          SFAS No. 123, "Accounting for Stock-Based Compensation", encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             SEPTEMBER 30, 2000 AND 1999


NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     w)   EARNINGS PER SHARE
          SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS").

          The computation of basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings. The shares used in the computations are as follows:

                                                       AS OF SEPTEMBER 30,
                                                 ------------------------------
                                                      2000              1999
                                                 ------------       -----------

          Basic EPS                                4,523,757          3,910,076
                                                  ==========          =========
          Diluted EPS                              4,523,757          3,910,076
                                                  ==========          =========

     x)   COMPREHENSIVE INCOME
          SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. As of March 31, 2000 and 1999, the Company has items that represent comprehensive income, therefore, has included a statement of comprehensive income.

     y)   SEGMENT INFORMATION
          SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information", changes the way public companies report information about segments. SFAS No. 131 is based on the selected segment information quarterly and entity-wide disclosures about products and services, major customers and the material countries in which the entity holds assets and reports revenue.

     z)   COMPUTER SOFTWARE COSTS
          Statement of Position Number 98-1 (SOP 98-1), "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" is effective for fiscal years beginning after December 15, 1998. Management believes that the Company is substantially in compliance with this pronouncement and that the implementation of this pronouncement will not have a material effect on the Company's financial position, results of operations or cash flows.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             SEPTEMBER 30, 2000 AND 1999



NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     aa)  RECLASSIFICATION
          As of March 31, 1999, certain prior year amounts have been reclassified to conform with current presentation.

     bb)  IMPACT OF YEAR 2000 ISSUE
          During the year ended March 31, 2000, the Company conducted an assessment of issues related to the Year 2000 and determined that it was necessary to modify or replace portions of its software in order to ensure that its computer systems will properly utilize dates beyond December 31, 1999. The Company completed Year 2000 systems modifications and conversions in 1999. Costs associated with becoming Year 2000 compliant were not material. At this time, the company cannot determine the impact the Year 2000 will have on its key customer or suppliers. If the Company's customers or suppliers don't convert their systems to become Year 2000 compliant, the Company may be adversely impacted. The Company is addressing these risks in order to reduce the impact on the Company.

     cc)  RECENT ACCOUNTING PRONOUNCEMENTS
          SFAS No. 132, "Employers' Disclosures about Pension and Other Post Employment Benefits," was issued in February 1998 and specifies amended disclosure requirements regarding such obligations. SFAS No. 132 does not effect the Company as of March 31, 2000 or 1999.

          In March 1998, Statement of Position No. 98-1 was issued, which specifies the appropriate accounting for costs incurred to develop or obtain computer software for internal use. The new pronouncement provides guidance on which costs should be capitalized, and over what period such costs should be amortized and what disclosures should be made regarding such costs. This pronouncement is effective for fiscal years beginning after December 15, 1998, but earlier application is acceptable. Previously capitalized costs will not be adjusted. The Company believes that it is already in substantial compliance with the accounting requirements as set forth in this new pronouncement, and therefore believes that adoption will not have a material effect on financial condition or operating results.

          Additional guidance is also provided to determine when hedge accounting treatment is appropriate whereby hedging gains and losses are offset by losses and gains related directly to the hedged item. While the standard, as amended, must be adopted in the fiscal year beginning after June 15, 2000, its impact on the Company's consolidated financial statements is not expected to be material as the Company has not historically used derivative and hedge instruments.



NOTE 2 -  PROPERTY AND EQUIPMENT

          Property and equipment is summarized as follows:

                                                  Sept. 30, 2000  March 31, 2000
                                                  --------------  --------------

          Telecommunications Equipment               $ 4,270,847    $ 3,973,483
          Computer Equipment and Software                195,263        150,303
          Furniture and Fixtures                         311,611        269,651
          Auto                                            41,362         41,362
                                                      -----------    -----------
                                                       4,819,083      4,434,799
          Less: Accumulated Depreciation              (3,987,274)   ( 2,929,618)
                                                     ------------   -----------
                                                     $   831,809    $ 1,505,181
                                                     ===========    ===========

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             SEPTEMBER 30, 2000 AND 1999



NOTE 3 -  INCOME TAXES (Continued)

          The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

          Federal Income Tax Rate                                       (34.0)%
          Deferred Tax Charge (Credit)                                   -
          Effect on Valuation Allowance                                  34.0%
          State Income Tax, Net of Federal Benefit                          -
                                                                   ----------
          Effective Income Tax Rate                                       0.0%
                                                                   ==========



          At March 31, 2000 and 1999, the Company had net carry forward losses of approximately $10,686,000 and $7,223,000, respectively. Because of the current uncertainty of realizing the benefits of the tax carry forward, valuation allowances equal to the tax benefits for deferred taxes have been established. The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company's ability to generate taxable income during the carry forward period.

          Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:


                                                        AS OF MARCH 31,
                                                --------------------------
                                                     2000         1999
                                                ------------   -----------
          Deferred Tax Assets
          Loss Carry forwards                     $3,695,120    $2,456,000

          Less:  Valuation Allowance              (3,695,120)   (2,456,000)
                                                ------------   -----------
          Net Deferred Tax Assets               $          -   $         -
                                                ============   ===========


          Net operating loss carry forwards expire starting in 2011 through 2015. Per year availability is subject to change of ownership limitations under Internal Revenue Code Section 382.


NOTE 4 -  COMMITMENTS AND CONTINGENCIES

     a) The Company is a party to claims and lawsuits arising in the normal course of operations. Management is of the opinion that these claims and lawsuits will not have a material effect on the financial position of the Company. The Company believes these claims and lawsuits should not exceed $50,000, and accordingly, has established a reserve included in accounts payable and accrued expenses.


     b) The Company's future minimum annual aggregate rental payments required under operating and capital leases that have initial or remaining non-cancelable lease terms in excess of one year are as follows:



                                             Operating           Capital
                                              LEASES              LEASES
                                             ----------        ----------------
          2001                               $   81,898         $   149,788
          2002                                  167,320             212,248
          2003                                  167,320             118,256
          2004                                  150,495              24,860
          2005 and thereafter                    72,059               3,234
                                             ----------        ------------
                Total Minimum Lease Payments $  639,092             508,386
                                             ==========
          Less: Amounts Representing Interest                       (51,585)
                                                               ------------
          Present Value of Future Minimum
           Lease Payments                                           456,801
          Less: Current Maturities                                 (213,661)
                                                                -----------
                Total                                           $   243,740
                                                                ===========



          Rent expense under operating leases for the year ended March 31, 2000 and 1999 was $245,547 and $85,645, respectively.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             SEPTEMBER 30, 2000 AND 1999

NOTE 5 -  STOCKHOLDERS' EQUITY

          On January 10, 1998, the Company's Board of Directors authorized the issuance of an additional 40,000,000 shares of common stock at $.0001 par value bringing the total authorized common shares to 60,000,000. The Board also authorized the issuance of 10,000,000 preferred shares at $.01 par value. At the same time, a reverse split of one-for-thirteen shares was authorized to shareholders of record on March 24, 1998. Shareholders' equity has been restated to give retroactive recognition to the reverse stock split by reclassifying from common stock to additional capital the reduced par value arising from the reverse split.

          On August 22, 1999, in connection with the Company's reverse stock split of March 23, 1998, the Company issued 201,341 shares of common stock as a stock dividend (see Note 14).

          During the fiscal years ended March 31, 2000 and 1999, respectively, an investor exercised warrants to purchase 185,768 and 408,036 shares of common stock for net proceeds of $495,733 and $791,590, respectively.

          On November 15, 1999, in connection with the acquisition of Musicline, the Company issued 1,750,000 shares of its common stock.

          During the quarter ended September 30, 2000 various investors exercised warrants to purchase 787,604 shares for net proceeds of $2,614,443. In addition a hardware supplier sold two telecom switches for the equivalent for cash, a leasing agreement and for 7600 shares of common Stock for the net amount of $ 60,354.


NOTE 6 -  STOCK OPTIONS


          Effective September 30, 2000 the Company issued 5000 stock options to a Investor for a services rendered without any compensation. Each Options Allows the investor to purchase Common Stock at $15.-, The Options will Expire 3 years from date of issuance.



NOTE 7 - MINORITY INTEREST

          Minority interest represents the following:

     a) a 49% share of the common equity of the Company's subsidiary StarPoint as of March 31, 2000 and 1999 (see Note 5b); and

     b) a 49% share of the common equity of the Company's subsidiary Musicline as of March 31, 2000 (see Note 5c). Minority interest totaled $-0- as of March 31, 2000 due to excess losses over the minority investment in Musicline.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             SEPTEMBER 30, 2000 AND 1999

NOTE 8 - SUBSEQUENT EVENTS

          As per October 1, 2000 the Companys subsidiary in Belgium has enlarged the product line into the mobile business. It sells now very successfully entire communications packages containing mobile, fixline, internet and prepaid cards with agents and points of sales in Belgium.

          As of October 6, 2000 the Companys subsidiary Starfon Telecom Services AG entered into a acquisitions agreement with FM Market SA to acquire that company in various stages. They have an active E commerce shop and a sales organisation to sell Telecom and Internet Services in Switzerland.

          On June 2, 2000, the Company's subsidiary J.M. Sontel AG, entered into a five-year lease agreement beginning July 1, 2000 for office and showroom space in Rotkreuz, Switzerland, at a yearly rental of approximately $72,000 per year.

          Subsequent to March 31, 2000, the Company has received an additional commitment of $5,500,000 of equity financing.

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE CIRCUMSTANCES OF UTG OR THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                            ------------------------


                                TABLE OF CONTENTS



                                                   PAGE
                                                 ---------

Prospectus Summary.............................
Risk Factors...................................
UTG....................................
Dividend Policy................................
Use of Proceeds................................
Capitalization.................................
Selected Financial Data........................
Plan of Operation..............................
Business.......................................
Management.....................................
Principal Stockholders.........................
Executive Compensation.........................
Certain Transactions...........................
Selling Stockholders & Plan of Distribution....
Description of Securities......................
Shares Eligible For Future Sale................
Legal Matters..................................
Experts........................................
Additional Information.........................
Index to Consolidated Financial Statements.....


                            ------------------------

    UNTIL , 2001, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.




                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS




ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


         Pursuant to Section 145 of the Delaware General Corporation Law, UTG's Certificate of Incorporation provides that UTG shall, to the fullest extent permitted by law, indemnify all directors, officers, incorporators, employees and agents of UTG against liability for certain of their acts. UTG's Certificate of Incorporation also provides that, with certain exceptions, no director of UTG will be liable to UTG for monetary damages as a result of certain breaches of fiduciary duties as a director. Exceptions to this include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, improper declaration of dividends and transactions from which the director derived an improper personal benefit.

         The Certificate of Incorporation and the By-Laws of UTG provide that UTG shall indemnify its officers, directors and certain others to the fullest extent permitted by the Delaware General Corporation Law. Section 145 of the General Corporation Law of Delaware (the "GCL") provides in pertinent part as follows:

    (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of he corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other Court shall deem proper.

    (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    (d) Any indemnification under subsection (a) and (b) of this section (unless ordered by a court shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by he board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

    (e) Expenses (including attorneys' fees) incurred by an officer of director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board deems appropriate.

    (f) The indemnification and advancement of expense provided by, or granted pursuant to, the subsections of this section shall not be deemed exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors of otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under his section.

    (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporations as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

    (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans' references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and reference to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation, which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

    (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a persons.

    In accordance with Section 102(b)(7) of the GCL, Article Seven of the Certificate of Incorporation of the Registrant eliminates the personal liability of the Company's directors to UTG or its stockholders for monetary damages for breach of their fiduciary duties as a director, with certain exceptions set forth in said Section 102(b)(7).

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:



                                                                 AMOUNT
                                                              -----------

SEC Registration Fee.......................................  $     9,521.10
Printing and Engraving Costs...............................  $     5,000.00
Accounting Fees and Expenses...............................  $    10,000.00
Legal Fees and Expenses....................................  $    30,000.00
Blue-Sky Fees and Expenses.................................  $     5,000.00
Transfer Agent's Fees and Expenses.........................  $     3,500.00
Miscellaneous Expenses.....................................  $     3,000.00
                                                             --------------
  Total....................................................  $    71,021.00
                                                             ==============


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

    Registrant has sold the following unregistered securities during the three years preceding the filing of this Registration Statement:

    Effective September 30, 1997, UTG sold to a limited number of accredited or sophisticated investors (including Andreas Popovici, Vice President of Starfon 30,769 shares of common stock at a price of $6.50 per share and, for no additional consideration, warrants to purchase an additional 15,385 shares of common stock at a price of $7.80 per share. At September 30, 1997, $125,000 of the total $200,000 had been received by the ompany, and the remaining $75,000 was fully paid by October 6, 1997. Interfinance, an investment banking firm of which Ueli Ernst, President and CEO of UTG is President, acted as placement agent for these issuances. No underwriter's discount or fee was incurred by UTG in connection with these issuances. These issuances were exempt from the registration requirements of the Securities Act of 1933 by reason of the exemption provided by Section 4(2) thereunder.

On March 23, 1998, UTG issued 250,000 shares of common stock (post-reverse split) at a purchase price of $2.00 per share. In addition, for each share of common stock purchased, the subscriber received three warrants, each to purchase one share of common stock, which warrants will expire five years from the date of issuance and shall be exercisable at $2.00, $3.00 and $4.50 per share, respectively. Net proceeds received by UTG were $485,000. Under the terms of the subscription agreement, as amended, UTG had the right, subject to certain conditions, to request the subscriber to purchase up to an additional 500,000 shares of common stock upon the same terms and purchase price as for the initial purchase on or prior to December 1, 1998. During the fiscal year ended March 31, 1999, UTG issued an additional 408,036 shares to such subscriber on the same terms and conditions as described above. Net proceeds received by UTG in connection with such issuance were $791,590. In connection with these issuances, Interfinance acted as placement agent and received a placement fee of 3% of the gross proceeds to UTG. An aggregate amount of $39,482 has been paid to Interfinance with respect to such placement fee. These transactions were exempt from the registration requirements of the Securities Act of 1933 by reason of the exemption provided by Section 4(2) thereunder and on the basis of certain representations provided by the subscriber including that it is an accredited investor. UTG believes that the terms of all transactions with Interfinance were as fair to UTG from a financial point of view as could have been obtained from an unaffiliated third party.

   UTG relied upon Regulation S and/or Section 4(2) of the Act and the rules and regulations promulgated thereunder, for its exemption the issuance of such shares from registration under the Act.




ITEM 27.  EXHIBITS.

    (A) EXHIBITS:



        3.1      Certificate of Incorporation of UTG
        3.1(a)   Amendments to Certificate of Incorporation
        3.2      By-laws of UTG
        5.0      Opinion of Counsel
       21.1      List of Subsidiaries
       23.0      Consent of Merdinger, Fruchter Rosen & Corso, P.C.
       23.1      Consent of Counsel(contained in Exhibit 5.0)





                                      II-3

ITEM 28.  UNDERTAKINGS.

    The registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on February 9, 2001.

                                         UTG COMMUNICATIONS INTERNATIONAL, INC.

                                       By:
                                            /S/
                                            ------------------------------------
                                                       Ueli Ernst
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER



                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



    SIGNATURE                        TITLE                           DATE




/S/
__________________________       Chairman of the Board,         February 9, 2001
Ueli Ernst                       Chief Executive Officer,
                                 President, Director



/S/
__________________________       Treasurer, Secretary,          February 9, 2001
Klaus Brenner                    Director